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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2009 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041
December 19, 2008

Dear Fellow Shareholders:

The Annual Meeting of Shareholders of The Scotts Miracle-Gro Company will be held at 8:30 a.m., Eastern Time, on Thursday, January 22, 2009, at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041. The formal Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting.

The Board of Directors has nominated three directors for election, each to serve for a term of three years expiring at the 2012 Annual Meeting of Shareholders (Proposal Number 1). The Board of Directors recommends that you vote FOR each of the nominees.

This year, you are also being asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 (Proposal Number 2). The Board of Directors recommends that you vote FOR the ratification of this selection.

Only shareholders of record at the close of business on November 26, 2008, are entitled to receive notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please record your vote on the accompanying form of proxy and return it promptly in the postage-paid envelope provided. Alternatively, if you are a registered shareholder, you may transmit voting instructions for your Common Shares electronically via the Internet or telephonically by following the specific instructions on your form of proxy.

Sincerely,

James Hagedorn
Chief Executive Officer
and Chairman of the Board

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, January 22, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of The Scotts Miracle-Gro Company (the “Company”) will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 22, 2009, at 8:30 a.m., Eastern Time, for the following purposes:

1.	To elect three directors, each to serve for a term of three years expiring at the 2012 Annual Meeting of Shareholders.

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on Wednesday, November 26, 2008, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of and to vote at the Annual Meeting.

You are invited to attend the Annual Meeting. Whether or not you plan to attend, you may vote by completing, signing, dating and promptly returning the accompanying form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if you are a registered shareholder, you may vote your Common Shares at the Annual Meeting by submitting your voting instructions electronically via the Internet or telephonically by following the specific instructions on your form of proxy. Voting your Common Shares by returning the accompanying form of proxy, electronically through the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and wish to revoke your previous vote.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer
and Chairman of the Board

December 19, 2008

Proxy Statement for the
Annual Meeting of Shareholders of

THE SCOTTS MIRACLE-GRO COMPANY

To Be Held on Thursday, January 22, 2009

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT

for

Annual Meeting of Shareholders
to be held on Thursday, January 22, 2009

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the accompanying form of proxy, are being furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of The Scotts Miracle-Gro Company (together with its corporate predecessors, as appropriate, the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 22, 2009, at 8:30 a.m., Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent or given to shareholders of the Company on or about December 22, 2008.

Only holders of record of the Company’s Common Shares, without par value (“Common Shares”), at the close of business on Wednesday, November 26, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,373,940 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights in the election of directors.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are those where broker/dealers, who hold their customers’ Common Shares in “street name,” sign and submit proxies for such Common Shares and fail to vote such Common Shares on some matters because they cannot vote on those matters without instructions from their customers.

A form of proxy for use at the Annual Meeting accompanies this Proxy Statement. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the accompanying form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders holding Common Shares registered directly with the Company’s transfer agent, National City Bank, may transmit their voting instructions electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Time, on January 21, 2009. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that such voting instructions have been properly recorded.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you may be eligible to appoint your proxy electronically via the Internet or telephonically. If you hold your Common Shares in “street name,” you are urged to carefully review the information provided to you by the holder of record. This information will describe the procedures you must follow in order to instruct the holder of record how to vote the “street name” Common Shares and how to revoke any previously-given voting instructions. If you hold your Common Shares in “street name” and do not provide voting instructions to your broker/dealer within the required time frame before the Annual Meeting, your broker/dealer will have the discretion to vote your Common Shares on routine matters such as the uncontested election of directors and the ratification of the selection of the Company’s independent registered public accounting firm.

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company, by revoking via the Internet site, by using the toll-free telephone number stated on the form of proxy and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: (1) executing and returning to the Company a later-dated form of proxy; (2) voting in person at the Annual Meeting; (3) submitting a later-dated electronic vote through the Internet site; or (4) voting by telephone at a later date by using the toll-free telephone number stated on the form of proxy. Attending the Annual Meeting will not, in and of itself, constitute revocation of a previously-appointed proxy.

Proxies will be solicited by mail and may be further solicited by additional mailings, personal contact, telephone, facsimile or electronic mail by directors, officers and regular employees of the Company, none of whom will receive additional compensation for such solicitation activities. The Company will reimburse its transfer agent, National City Bank, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for their standard charges and expenses incurred in connection with forwarding proxy materials to the beneficial shareholders. The Company will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. However, if you provide voting instructions through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “RSP”) and Common Shares have been allocated to your account in the RSP, you will be entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you will be entitled to vote the number of Common Shares credited to your custodial account (including any fractional Common Shares) on any matter submitted to the Company’s shareholders for consideration at the Annual Meeting. If you do not vote or grant a valid proxy with respect to the Common Shares credited to your custodial account, those Common Shares will be voted by the custodian under the Discounted Stock Purchase Plan in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Company’s Board of Directors for the Annual Meeting. Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “For All,” “Withhold All,” “For All Except,” “For,” “Against” or “Abstain” or are not marked at all.

Those Common Shares represented by properly executed forms of proxy, or properly authenticated voting instructions recorded through the Internet or by telephone, which are timely received prior to the Annual Meeting and not revoked, will be voted as specified by the shareholder. The Common Shares represented by valid proxies timely received prior to the Annual Meeting which do not specify how the Common Shares should be voted will be voted FOR the election as directors of the Company of each of the three nominees of the Board of Directors listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS” and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 as described below under the caption “PROPOSAL NUMBER 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company To Be Held on Thursday, January 22, 2009: This Proxy Statement, a sample of the form of proxy card sent or given to shareholders by the Company and the Company’s 2008 Annual Report are available on the Company’s Internet website located at http://investor.scotts.com.

Our telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of this Proxy Statement.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

There are currently 12 individuals serving on the Board of Directors, which is divided into three staggered classes, with each class serving three-year terms. The Class II directors hold office for terms expiring at the Annual Meeting, the Class III directors hold office for terms expiring in 2010 and the Class I directors hold office for terms expiring in 2011. On December 18, 2008, Arnold W. Donald, who currently serves as a Class II director, notified the Company that he had decided not to stand for re-election to the Board of Directors. Mr. Donald’s term as a director will expire at the Annual Meeting.

Because the Governance and Nominating Committee has not yet identified a qualified candidate to replace Mr. Donald, the Board of Directors is only presenting three candidates for election as Class II directors at the Annual Meeting — Thomas N. Kelly Jr., Carl F. Kohrt, Ph.D. and John S. Shiely — each of whom is currently serving as a Class II director. The nomination of each individual was recommended to the Board of Directors by the Governance and Nominating Committee.

The individuals elected as Class II directors at the Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Shareholders of the Company to be held in 2012 and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals named as proxies in the form of proxy solicited by the Board of Directors intend to vote the Common Shares represented by the proxies received under this solicitation for the Board of Directors’ nominees, unless otherwise instructed on the form of proxy. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee who would have otherwise received the required number of votes becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Governance and Nominating Committee. The individuals designated as proxy holders cannot vote for more than three nominees for election as Class II directors at the Annual Meeting.

The following information, as of November 26, 2008, with respect to the age, principal occupation or employment, other affiliations and business experience during the last five years of each director or nominee for re-election as a director, has been furnished to the Company by each director or nominee. Except where indicated, each director or nominee has had the same principal occupation for the last five years.

Nominees Standing for Re-Election to the Board of Directors

Class II — Terms to Expire at the 2012 Annual Meeting

Thomas N. Kelly Jr., age 61, Director of the Company since 2006

     On August 11, 2006, the Board of Directors of the Company, upon the recommendation of the Governance and Nominating Committee, appointed Mr. Kelly as a member of the Board of Directors of the Company to fill a vacancy in Class II. Mr. Kelly was recommended to the Governance and Nominating Committee by Stephanie M. Shern, a director of the Company, who knew Mr. Kelly from her service on the board of directors of Nextel Communications, which became Sprint Nextel Corporation. Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation, a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications from 1996 until February 2003. Mr. Kelly serves as a director of two privately-held companies: ChaCha Search, Inc., located in Indianapolis, Indiana, and CoverageCo., where he also serves as a non-executive chairman, located in Boston, Massachusetts. He also serves as a director of the Weston Playhouse Theatre Company, a not-for-profit regional theater located in Weston, Vermont. Mr. Kelly also volunteers for several school and youth athletic organizations in Northern Virginia.

Committee Memberships: Audit; Innovation & Technology

Carl F. Kohrt, Ph.D., age 64, Director of the Company since January 2008

     On January 31, 2008, the Board of Directors of the Company, upon the recommendation of the Governance and Nominating Committee, appointed Dr. Kohrt as member of the Board of Directors of the Company to fill the vacancy in Class II created by the retirement of Gordon F. Brunner. Dr. Kohrt was recommended to the Company’s Governance and Nominating Committee by executive officers of the Company, who knew Dr. Kohrt from his work at Battelle Memorial Institute (“Battelle”). Dr. Kohrt has served as President and Chief Executive Officer of Battelle, a non-profit charitable trust headquartered in Columbus, Ohio, since October 15, 2001. Battelle is an international science and technology enterprise that explores emerging areas of science, develops and commercializes technology and manages laboratories for customers. Dr. Kohrt serves as a director of two privately-held companies: Pharos, LLC and Levitronix, Inc. He also serves as Chairman of the Columbus, Ohio science center COSI and Battelle For Kids, a private, non-profit education company.

Committee Memberships: Governance and Nominating; Innovation & Technology (Chair)

John S. Shiely, age 56, Director of the Company since January 2007

     On January 25, 2007, the Board of Directors of the Company, upon the recommendation of the Governance and Nominating Committee, appointed Mr. Shiely as a member of the Board of Directors of the Company to fill the vacancy in Class II created by the retirement of John M. Sullivan. Mr. Shiely was recommended to the Company’s Governance and Nominating Committee by Mark R. Baker, a member of the Company’s Board of Directors, who knew Mr. Shiely from Mr. Shiely’s work at Briggs & Stratton Corporation. Mr. Shiely serves as Chairman of the Board and Chief Executive Officer of Briggs & Stratton Corporation (“Briggs & Stratton”), a manufacturer of small, air-cooled engines for lawn and garden and other outdoor power equipment and a producer of generators and pressure washers in the United States. Mr. Shiely has served as Chief Executive Officer of Briggs & Stratton since July 1, 2001 and was appointed Chairman of the Board in 2003. Mr. Shiely serves as a director of one other public company, Marshall & Ilsley Corporation, as well as a director of four privately-held companies: Quad/Graphics, Inc.; Cleveland Rock and Roll, Inc. (the corporate board of the Rock and Roll Hall of Fame and Museum); the Outdoor Power Equipment Institute, Inc.; and Children’s Hospital and Health System, Inc.

Committee Memberships: Audit; Finance

Directors Continuing in Office
Class III — Terms to Expire at the 2010 Annual Meeting

Mark R. Baker, age 51, Director of the Company since 2004

     Mr. Baker has served as President and Chief Operating Officer of the Company since October 2008. From September 2002 until October 2008, Mr. Baker served as Chief Executive Officer of Gander Mountain Company, an outdoor retailer specializing in hunting, fishing and camping gear. He served as President of Gander Mountain Company from February 2004 until October 2008 and as a director of Gander Mountain Company from April 2004 until October 2008.

Committee Memberships: None at this time

Joseph P. Flannery, age 76, Director of the Company since 1987

     Mr. Flannery has served as President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc., an investment management company, since 1986.

Committee Memberships: Compensation and Organization; Governance and Nominating (Interim Chair)

Katherine Hagedorn Littlefield, age 53, Director of the Company since 2000

     Ms. Littlefield is the Chair of Hagedorn Partnership, L.P. She also serves on the boards for Hagedorn Family Foundation, Inc., a charitable organization, Adelphi University and The Pennington School. She is the sister of James Hagedorn, the Chief Executive Officer and Chairman of the Board of Directors of the Company.

Committee Memberships: Finance; Innovation & Technology

Patrick J. Norton, age 58, Director of the Company since 1998

     Mr. Norton retired on January 1, 2003, after having served as Executive Vice President and Chief Financial Officer of The Scotts Company since May 2000 and as interim Chief Financial Officer of The Scotts Company from February 2000 to May 2000. From January 1, 2003 until January 31, 2006, Mr. Norton acted as an advisor for the Company, primarily for the Scotts LawnService® business. Mr. Norton is a director of one other public company, Greif, Inc. Mr. Norton serves as an independent director for two privately-held companies: Svoboda Capital Partners LLC and Optronics, Inc. He is also a director of Scotts Miracle-Gro Foundation.

Committee Membership: Finance
Class I — Terms to Expire at the 2011 Annual Meeting

James Hagedorn, age 53, Director of the Company since 1995 and Chairman of the Board of Directors since January 2003

     Mr. Hagedorn has served as Chief Executive Officer of the Company since May 2001. He served as President of the Company from November 2006 until October 2008, and from May 2001 until December 2005. He also serves as a director for Farms For City Kids Foundation, Inc., Nurse-Family Partnership, The CDC Foundation, Embry-Riddle Aeronautical University, North Shore University Hospital (New York), Scotts Miracle-Gro Foundation and the Intrepid Sea, Air & Space Museum, all charitable organizations. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Committee Membership: None at this time

Karen G. Mills, age 55, Director of the Company since 1994 and Lead Independent Director since 2006

     Ms. Mills has served as President of MMP Group, a private equity investor and advisor, since 1999. She is currently a director of Arrow Electronics, Inc., a public company. Ms. Mills is the Chair of the Governor’s Council on Competitiveness and the Economy of the state of Maine and serves on the Board of the Maine Technology Institute. She is also a director of the Maine chapter of the Nature Conservancy.

Committee Memberships: Audit; Compensation and Organization (Interim Member)

Nancy G. Mistretta, age 54, Director of the Company since August 2007

     Ms. Mistretta has been a member of Russell Reynolds Associates, an executive search firm, since February 2005. She is a member of Russell Reynolds Associates’ Not-For-Profit Sector and is responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she is also active in the CEO/Board Services Practice of Russell Reynolds Associates. Prior to joining Russell Reynolds Associates, Ms. Mistretta was with J.P. Morgan and its heritage institutions for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005.

Committee Membership: Finance (Chair)

Stephanie M. Shern, age 60, Director of the Company since 2003

     Mrs. Shern is the founder of Shern Associates LLC, a retail consulting and business advisory firm formed in February 2002. From May 2001 to February 2002, Mrs. Shern served as the Senior Vice President and Global Managing Director of Retail and Consumer Products at Kurt Salmon Associates, a management consulting firm specializing in retail and consumer products. From 1995 to April 2001, Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director of three other public companies: Embarq Corporation; Koninklijke Ahold N.V.; and GameStop Corp.

Committee Membership: Audit (Chair)

Arnold W. Donald, whose term expires at the Annual Meeting, has decided not to stand for re-election. Mr. Donald, age 54, is the former President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International, a charitable funder and advocate of type 1 (juvenile) diabetes research, a position he held from January 1, 2006 to February 28, 2008. Before joining the Juvenile Diabetes Research Foundation International in 2006, Mr. Donald founded Merisant Company, whose products include the sweeteners Equal® and Canderel®, where he held the position of Chairman of the Board and Chief Executive Officer from its inception in 2000 through June of 2003, and continued to serve as Chairman of the Board through 2005. He serves as a director of four other public companies: Crown Holdings, Inc.; Oil-Dri Corporation of America; The Laclede Group, Inc.; and Carnival Corporation. Mr. Donald has served as a director of the Company since 2000.

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the three nominees for election as Class II directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. The individuals designated as proxy holders cannot vote for more than three nominees for election as Class II directors at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board of Directors, with the assistance of the Governance and Nominating Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements and address evolving corporate governance issues. The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and are available in print to any shareholder of the Company or other interested person who requests them from the Corporate Secretary of the Company.

Director Independence

In consultation with the Governance and Nominating Committee, the Board of Directors has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those listed under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director satisfies the applicable independence requirements set forth in the NYSE Rules and the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). Based upon the recommendation of the Governance and Nominating Committee and its own review, consideration and discussion, the Board of Directors has determined that of the following members of the Board of Directors satisfy such independence requirements and are therefore “independent” directors:

(1) Arnold W. Donald	(6) Nancy G. Mistretta
(2) Joseph P. Flannery	(7) Stephanie M. Shern
(3) Thomas N. Kelly Jr.	(8) John S. Shiely
(4) Carl F. Kohrt, Ph.D.	(9) Gordon F. Brunner (retired as a director effective January 31, 2008)
(5) Karen G. Mills

In determining that Mr. Donald qualifies as an independent director under the NYSE Rules and SEC Rules, the Board of Directors considered his service as a director of Scotts Miracle-Gro Foundation, an Ohio nonprofit corporation formed for charitable and educational purposes within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “IRC”). The current primary activity of Scotts Miracle-Gro Foundation is to fund the “Miracle-Gro Cap Kids at COSI,” a program designed to provide academic and other support services to a select group of economically and socially disadvantaged students in the Columbus (Ohio) Public School District.

The Board of Directors determined that: (a) James Hagedorn is not independent because he is the Chief Executive Officer of the Company and beneficially owns more than 5% of the outstanding Common Shares; (b) Katherine Hagedorn Littlefield is not independent because she beneficially owns more than 5% of the outstanding Common Shares and is the sister of James Hagedorn; (c) Patrick J. Norton is not independent because, considering all the facts and circumstances, his advisory relationship with the Company, which commenced immediately following his retirement on January 1, 2003 and which ended on January 31, 2006, was believed to be too close in time to his employment to permit sufficient separation of interests; and (d) Mark R. Baker qualified as an independent director of the Company for the fiscal year ended September 30, 2008 (the “2008 fiscal year”), but is no longer independent because he was named President and Chief Operating Officer of the Company effective October 1, 2008.

Lead Independent Director

The Board of Directors elected Karen G. Mills to serve as the Lead Independent Director on January 26, 2006, upon the recommendation of the Governance and Nominating Committee and with the support of management. Ms. Mills serves in this capacity at the pleasure of the Board of Directors and will continue to so serve until her successor is elected and qualified. As Lead Independent Director, Ms. Mills presides at the executive sessions of the non-management directors of the Company and of the independent directors of the Company.

Nominations of Directors

As described below, the Company has a standing Governance and Nominating Committee that has responsibility for, among other things, providing oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying candidates qualified to become directors and recommending director nominees to the Board of Directors.

The Board of Directors, taking into account the recommendations of the Governance and Nominating Committee, selects nominees to stand for election as directors. In considering Governance and Nominating

Committee-recommended candidates for the Board of Directors, the Governance and Nominating Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that candidates must meet. The Governance and Nominating Committee may consider any factors it deems appropriate when considering candidates for the Board of Directors, including a candidate’s: judgment; skill; diversity; strength of character; experience with businesses and organizations of comparable size or scope; experience as an executive of, or advisor to, a publicly-traded or private company; experience and skill relative to other members of the Board of Directors; specialized knowledge or experience; and desirability of the candidate’s membership on the Board of Directors and any committees of the Board of Directors.

While, under the Company’s Corporate Governance Guidelines, in general, a director is not eligible to stand for re-election once he or she has reached the age of 72, the Governance and Nominating Committee and the Board of Directors will review individual circumstances and may from time to time choose to renominate a director who is 72 or older. Although he was then older than 72, the Board of Directors chose to nominate Joseph P. Flannery for re-election to the Board at the Company’s 2007 Annual Meeting of Shareholders because his expertise and knowledge made him a valuable candidate.

The Governance and Nominating Committee considers candidates for the Board of Directors from any reasonable source, including current directors, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance and Nominating Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation should include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, should accompany any such recommendation.

Communications with the Board

The Board of Directors believes it is important for shareholders of the Company and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board of Directors, the Lead Independent Director, the non-management directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-Management Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principle corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board of Directors has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company.

All of the employees of the Company and its subsidiaries, including executive officers, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s procedures for addressing these matters are set forth in the Code of Business Conduct and Ethics.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meetings of Shareholders

The Board of Directors held 19 regularly scheduled or special meetings during the Company’s 2008 fiscal year. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by the committee(s) of the Board of Directors on which he or she served, in each case during the period of the 2008 fiscal year that such individual served as a director.

Although the Company does not have a formal policy requiring members of the Board of Directors to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each such annual meeting. All of the 12 then incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on January 31, 2008.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company met in executive session (without management participation) in connection with each of the four regularly scheduled meetings of the Board of Directors held during the Company’s 2008 fiscal year. In addition, the independent directors of the Company meet in executive session as matters appropriate for their consideration arise but, in any event, at least once a year.

Committees of the Board

The Board of Directors has five standing committees: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Finance Committee; (4) the Governance and Nominating Committee; and (5) the Innovation & Technology Committee.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance and Nominating Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company, (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters, (4) assisting the Board of Directors in its oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and (5) undertaking the other matters required by applicable SEC Rules and NYSE Rules. Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board of Directors has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act. The Board of Directors believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board of Directors has determined that Stephanie M. Shern qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met 13 times during the 2008 fiscal year.

The Audit Committee Report relating to the Company’s 2008 fiscal year begins on page 73 of this Proxy Statement.

Compensation and Organization Committee

The Compensation and Organization Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Compensation and Organization Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance and Nominating Committee, the Compensation and Organization Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Compensation and Organization Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and other key employees of the Company and its subsidiaries, including the named executive officers. As part of this process, the Compensation and Organization Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation and Organization Committee advises the Board of Directors regarding executive officer organizational issues and succession plans. The Compensation and Organization Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Plan”), The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (known throughout the 2008 fiscal year as The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan) and the Discounted Stock Purchase Plan.

Pursuant to its charter, the Compensation and Organization Committee has the authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2008 fiscal year, the Compensation and Organization Committee engaged an independent consultant from Frederic W. Cook & Co. to advise the Compensation and Organization Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation and Organization Committee in its evaluation of the compensation recommendations submitted by management with respect to the CEO, the NEOs and other key management employees. Frederic W. Cook & Co. was engaged as a consultant to the Compensation and Organization Committee and did not provide consulting services directly to management. The role of Frederic W. Cook & Co. is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the compensation discussion and analysis regarding executive compensation for the 2008 fiscal year.

The Board of Directors has determined that each member of the Compensation and Organization Committee satisfies the applicable independence requirements set forth in the NYSE Rules and qualifies as an outside director for purposes of IRC § 162(m) and a non-employee director for purposes of Rule 16b-3 under the Exchange Act. In addition, Mark R. Baker satisfied these independence requirements during the period he served as a member of the Compensation and Organization Committee (from October 1, 2007 to September 9, 2008).

The Compensation and Organization Committee met 10 times during the 2008 fiscal year.

The Compensation Discussion and Analysis regarding executive compensation for the 2008 fiscal year begins on page 19 of this Proxy Statement. The Compensation and Organization Committee Report relating to the Company’s 2008 fiscal year appears on page 37 of this Proxy Statement.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, in consultation with the Governance and Nominating Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Finance Committee oversees the financial strategies and policies of the Company and its subsidiaries. In discharging its duties, the Finance Committee: (1) reviews investments, stock repurchase programs and dividend payments; (2) oversees cash management and bank agreements; and (3) oversees the Company’s acquisition and divestiture strategies and the financing strategies related thereto.

The Finance Committee met seven times during the 2008 fiscal year.

Governance and Nominating Committee

The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Governance and Nominating Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company. At least annually, the Governance and Nominating Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board of Directors any proposed changes thereto as may be necessary or desirable.

The Governance and Nominating Committee recommends nominees for membership on the Board of Directors and policies regarding the composition of the Board of Directors generally. The Governance and Nominating Committee also makes recommendations to the Board of Directors regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board of Directors and of management (in the areas of Board of Directors relations and corporate governance), director compensation and developments in corporate governance practices. The Governance and Nominating Committee is responsible for developing a policy with regard to the consideration of candidates for election or appointment to the Board of Directors recommended by shareholders of the Company and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements which may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board of Directors, the Governance and Nominating Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board and management.

The Board of Directors has determined that each member of the Governance and Nominating Committee satisfies the applicable independence requirements set forth in the NYSE Rules. In addition, Mark R. Baker satisfied these independence requirements during the period he served as a member of the Governance and Nominating Committee (from October 1, 2007 to September 9, 2008).

The Governance and Nominating Committee met three times during the 2008 fiscal year.

Innovation & Technology Committee

The Innovation & Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A copy of the Innovation & Technology Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com and is available in print to any shareholder of the Company or other interested person who requests it from the Corporate Secretary of the Company.

The Innovation & Technology Committee was formed in May 2004 to assist the Board of Directors in providing counsel to the Company’s senior management regarding strategic management of global science, technology and innovations issues and to act as the Board of Directors’ liaison to the Company’s Innovation and Technology Advisory Board, a board of experts which assists in carrying out the work of the Innovation & Technology Committee.

The Innovation & Technology Committee met four times during the 2008 fiscal year.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation and Organization Committee is currently comprised of Arnold W. Donald, Joseph P. Flannery and Karen G. Mills. Both Mr. Donald and Mr. Flannery served on the Compensation and Organization Committee throughout the 2008 fiscal year. Ms. Mills served as an interim member of the Compensation and Organization Committee from September 9, 2008 through the end of the 2008 fiscal year. In addition, Mark R. Baker served on the Compensation and Organization Committee from October 1, 2007 through September 9, 2008. Mr. Baker was named the Company’s President and Chief Operating Officer, effective as of October 1, 2008. With respect to the 2008 fiscal year and from October 1, 2008 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation and Organization Committee or Board of Directors, or any other relationship required to be disclosed under the applicable SEC Rules.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Board of Director Compensation:  The Board of Directors believes that non-employee director compensation levels should be competitive with similarly situated companies and should encourage high levels of ownership of the Company’s Common Shares. Accordingly, before setting the compensation structure for calendar year 2008, the Company engaged an independent consultant from Towers Perrin to conduct a benchmark study of the compensation structure for the Company’s non-employee directors. For purposes of the study, Towers Perrin compared each element of non-employee directors’ compensation against two groups of similarly situated companies:

•	15 consumer products oriented companies with annual revenues ranging from $1.3 billion to $6.5 billion

•	100 S&P Mid Cap companies with annual revenues between $2.0 billion to $4.0 billion

The survey information was compiled from recent definitive proxy statement filings for the respective companies. Consistent with the Company’s performance-based pay philosophy, the compensation for the non-employee directors is more heavily weighted to long-term equity-based compensation than that of the comparison companies. Based on the benchmark study, the average compensation level for the Company’s non-employee directors for the 2007 calendar year approximated the 75th percentile when compared to the above-mentioned groups of companies; however, the Board of Directors believes the higher level of total pay is appropriate given the heavy weighting of long-term equity-based compensation.

Structure of Non-Employee Director Compensation:  The compensation structure for non-employee directors has historically been established on a calendar year basis. Based on the findings of the market compensation study discussed above, the Board of Directors restructured the non-employee director compensation for the 2008 calendar year to reflect a combination of annual cash retainers and equity-based compensation granted in the form of Deferred Stock Units (“DSUs”), as follows:

	Annual Retainers	Value of
	Paid in Cash	DSUs Granted

Board Membership	$100,000	$70,000
Lead Independent Director	$15,000	$35,000
Additional Compensation for Committee Chairs:
• Audit	$0	$25,000
• Compensation and Organization	$0	$25,000
• Finance	$0	$25,000
• Governance and Nominating	$0	$25,000
• Innovation & Technology	$0	$25,000
Additional Compensation for Committee Membership:
• Audit	$0	$17,500
• Compensation and Organization	$0	$12,500
• Finance	$0	$12,500
• Governance and Nominating	$0	$12,500
• Innovation & Technology	$0	$12,500
Meeting Fees	N/A	N/A

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending Board meetings or other Company-related travel.

Equity-Based Compensation:  For the 2008 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share.

Vesting and Settlement:  DSU grants for non-employee directors are typically approved by the Board of Directors at a meeting held on the date of the annual meeting of shareholders. The grant date is established as the first business day after the Board of Directors approves the grant. For calendar year 2008, DSUs were granted to the non-employee directors on February 4, 2008. In general, the DSUs granted to non-employee directors in calendar year 2008, including dividend equivalents converted to DSUs, vest on the third anniversary of the grant date, but are subject to earlier vesting or forfeiture in accordance with the terms of the applicable award agreement. Subject to the terms of the 2006 Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days, following the earliest to occur of: (i) cessation of service as a director; (ii) death; (iii) the date of total disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will vest on the date of the change of control and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents.

Dividend Equivalents:  Each DSU (including dividend equivalents converted to DSUs) comes with a related dividend equivalent right, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Deferral of Cash-Based Retainers:  The non-employee directors may elect, in advance, to receive up to 100% of their annual cash retainers in cash or stock units. If stock units are elected, the non-employee director receives a grant equal to the number determined by dividing the chosen dollar amount by the closing price of the Common Shares on the first trading day following the date of the annual meeting of shareholders. Final distributions of stock units are to be made in cash or Common Shares, as elected by the non-employee director, upon the date that the non-employee director ceases to be a member of the Board of Directors, or upon a “change in control” (as defined in the 2006 Plan), whichever is earlier. If stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled in cash by the fair market value of the Common Shares as of the settlement date. If stock units are to be settled in Common Shares, the number of Common Shares distributed will equal the whole number of stock units to be settled in Common Shares, with the fair market value of any fractional stock units distributed in cash. Distributions may be made either in a lump sum or in installments over a period of up to ten years, as elected by the non-employee director. However, upon a change in control, each outstanding stock unit held by a non-employee director will be settled for a lump sum cash payment which is generally equal to the price per Common Share paid in conjunction with any transaction resulting in such change in control (the “change in control price”).

Other Benefits and Perquisites:  Pursuant to the terms of a letter agreement with the Company, dated November 5, 2002, and amended on October 25, 2005, Mr. Norton has continued to participate in the Company’s group medical and dental plans by personally paying the full premium associated with these plans under the prevailing annual COBRA rates. As such, Mr. Norton’s participation results in no incremental cost to the Company. Pursuant to the terms of the agreement, Mr. Norton is entitled to continue to do so until his 65th birthday on November 19, 2015.

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2008 fiscal year. Mr. Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board, did not receive any additional compensation for his services as a director. Accordingly, Mr. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table for 2008 Fiscal Year

	Fees
	Earned or		Stock		Option	All Other
	Paid in		Awards($)		Awards($)	Compensation
Name	Cash($)(1)		(8)(9)		(14)	($)(15)		Total($)
(a)	(b)		(c)		(d)	(e)		(f)

Mark R. Baker	85,000	(2)	39,400	(10)	0	1,162		125,562
Arnold W. Donald	85,000	(3)	70,799	(11)	0	1,041		156,840
Joseph P. Flannery	85,000	(3)	95,008	(12)	0	920		180,928
Thomas N. Kelly Jr.	86,250	(4)	21,832	(13)	0	968		109,050
Carl F. Kohrt, Ph.D.	66,667	(5)	26,195	(13)	0	1,162		94,024
Katherine Hagedorn Littlefield	85,000	(3)	95,008	(12)	0	920		180,928
Karen G. Mills	97,500	(6)	122,504	(12)	0	1,186		221,190
Nancy G. Mistretta	85,000	(3)	23,470	(13)	0	1,041		109,511
Patrick J. Norton	85,000	(3)	82,525	(12)	0	58,799	(16)	226,324
Stephanie M. Shern	86,250	(4)	24,602	(13)	0	1,089		111,941
John S. Shiely	86,250	(4)	21,832	(13)	0	968		109,050
Gordon F. Brunner (retired)	10,000	(7)	0		0	0		10,000

(1)	While none of the non-employee directors elected to defer their annual retainers for the 2008 calendar year, the aggregate number of Common Shares (rounded to the nearest whole Common Share) corresponding to stock units held as of September 30, 2008 by non-employee directors who had elected to defer all or a portion of their annual retainers for previous calendar years and receive stock units in lieu thereof were as follows: Mr. Baker (1,451), Mr. Donald (1,658) and Ms. Mills (3,373).

(2)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Mr. Baker received an annual cash-based retainer of $75,000 to cover his services as a non-employee director from January 1, 2008 through September 30, 2008 and $40,000 for the 2007 calendar year. The calendar year fees have been prorated to reflect Mr. Baker’s service during the 2008 fiscal year, and the prorated amount is shown in this column. Effective October 1, 2008, Mr. Baker was named the Company’s President and Chief Operating Officer and no longer receives compensation as a non-employee director.

(3)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Mr. Donald, Mr. Flannery, Ms. Littlefield, Ms. Mistretta and Mr. Norton each received an annual cash-based retainer of $100,000 to cover such individual’s services as a non-employee director for the 2008 calendar year and $40,000 for the 2007 calendar year. The calendar year fees have been prorated to reflect each individual’s service during the 2008 fiscal year, and the prorated amount is shown in this column.

(4)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Mr. Kelly, Mrs. Shern and Mr. Shiely each received an annual cash-based retainer of $100,000 to cover such individual’s services as a non-employee director for the 2008 calendar year and $45,000 (which includes an additional $5,000 with respect to such individual’s service on the Audit Committee) for the 2007 calendar year. The calendar year fees have been prorated to reflect each individual’s service during the 2008 fiscal year, and the prorated amount is shown in this column.

(5)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Dr. Kohrt was appointed to the Board of Directors on February 1, 2008 and received an annual cash-based retainer of $100,000 for the 2008 calendar year. The calendar year fees have been prorated to reflect Dr. Kohrt’s service during the 2008 fiscal year, and the prorated amount is shown in this column.

(6)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Ms. Mills, who serves at the Company’s Lead Independent Director, received annual cash-based retainers in the aggregate amount of $115,000 to cover her services as a non-employee director and Lead Independent Director for the 2008 calendar year and $45,000 (which includes an additional $5,000 with respect to her service on the Audit Committee) for the 2007 calendar year. The calendar year fees have been prorated to reflect Ms. Mills’ service during the 2008 fiscal year, and the prorated amount is shown in this column.

(7)	Reflects the annual cash-based retainer earned for services rendered during the 2008 fiscal year. Mr. Brunner, who retired from the Board of Directors effective February 1, 2008, received an annual cash-based retainer of $40,000 for the 2007 calendar year. The annual retainer of $10,000 reported for Mr. Brunner represents a pro-rated portion of the $40,000 annual cash-based retainer paid to him in January 2007.

(8)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the 2008 fiscal year, with respect to DSUs granted to the non-employee directors. The amounts are calculated in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), without respect to any forfeiture assumptions. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of each DSU is determined using the fair market value of the underlying Common Share on the date of the grant, and expensed ratably over the applicable vesting period.

(9)	The number of Common Shares covered by the DSUs granted to each non-employee director then serving on February 1, 2008 and the grant date fair value of such DSUs, calculated in accordance with SFAS 123(R), is summarized in the following table, along with the aggregate number of Common Shares subject to DSUs (including DSUs granted as a result of converting dividend equivalents), outstanding as of September 30, 2008.

			Aggregate Number of
			Common Shares
	Number of Common		Subject to Stock
	Shares Subject to	Fair Value on	Awards Outstanding
Name	DSUs Granted	Date of Grant	as of September 30, 2008*

Mark R. Baker	3,086	$120,015	3,125
Arnold W. Donald	2,765	$107,531	2,800
Joseph P. Flannery	2,443	$95,008	2,474
Thomas N. Kelly Jr.	2,572	$100,025	2,604
Carl F. Kohrt, Ph.D.	3,086	$120,015	3,125
Katherine Hagedorn Littlefield	2,443	$95,008	2,474
Karen G. Mills	3,150	$122,504	3,189
Nancy G. Mistretta	2,765	$107,531	2,800
Patrick J. Norton	2,122	$82,525	2,149
Stephanie M. Shern	2,893	$112,509	2,929
John S. Shiely	2,572	$100,025	2,604

*	All fractional Common Shares have been rounded to the nearest whole Common Share.

(10)	Based on the terms of his award agreement, the DSUs granted to Mr. Baker will no longer be subject to risk of forfeiture as of January 21, 2010, the date on which the 2010 Annual Meeting of Shareholders is scheduled to occur and thus the date Mr. Baker, who is over age 50, will complete his second full term of continuous service on the Board of Directors and therefore be retirement eligible under his award agreement.

(11)	Based on the terms of his award agreement, the DSUs granted to Mr. Donald will no longer be subject to risk of forfeiture as of January 22, 2009, the date of the Annual Meeting and thus the date Mr. Donald, who is over age 50, will complete his second full term of continuous service on the Board of Directors and therefore be retirement eligible under his award agreement.

(12)	Based on the terms of their respective award agreements, the DSUs granted to Mr. Flannery, Ms. Littlefield, Ms. Mills and Mr. Norton are not subject to risk of forfeiture (because they have each completed at least two full terms of continuous service on the Board of Directors and have reached age 50 and are therefore retirement eligible under their respective award agreements) and were therefore expensed in full on the date of grant.

(13)	Based on the terms of the applicable award agreement, the DSUs granted to Mr. Kelly, Dr. Kohrt, Ms. Mistretta, Mrs. Shern and Mr. Shiely will vest on February 4, 2011 (the third anniversary of the grant date).

(14)	There was no expense recognized during the 2008 fiscal year for financial statement reporting purposes for grants of stock options made to non-employee directors in previous fiscal years. While there were no stock options granted to non-employee directors during the 2008 fiscal year, the aggregate number of Common Shares subject to stock option awards outstanding as of September 30, 2008 were as follows:

Aggregate Number of
Common Shares Subject to
Option Awards Outstanding
Name	as of September 30, 2008

Mark R. Baker	33,342
Arnold W. Donald	109,480
Joseph P. Flannery	121,372
Thomas N. Kelly Jr.	21,442
Carl F. Kohrt, Ph.D.	0
Katherine Hagedorn Littlefield	98,769
Karen G. Mills	147,548
Nancy G. Mistretta	0
Patrick J. Norton	154,761
Stephanie M. Shern	72,599
John S. Shiely	14,300
Gordon F. Brunner (retired)	73,198

(15)	Reflects the value of the cash dividends declared and paid by the Company from the date of grant through the end of the 2008 fiscal year.

(16)	Reflects the payment to Mr. Norton of $58,000 for consulting services rendered to the Company in the 2008 fiscal year.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (the “CD&A”) is to provide insight to our shareholders about the compensation policies, practices, guiding principles and philosophies that have been adopted by the Company to guide our decision-making with respect to executive compensation. The CD&A is broken down into the following topical areas:

•	Our Compensation Philosophy and Objectives

•	Elements of Executive Compensation

•	Our Compensation Practices

•	Other Executive Compensation Policies, Practices and Guidelines

•	Recent Developments

Our Compensation Philosophy and Objectives

Simply stated, the culture of our Company is based on a strong bias for action and delivering results. Consistent with our high performance approach, our compensation programs are structured to promote a pay-for-performance culture with an orientation toward variable pay and an emphasis on long-term incentives.

Our compensation programs are designed to achieve the following objectives:

•	Attracting and retaining the necessary leadership talent to sustain and expand upon our unique competencies and capabilities;

•	Driving performance that generates long-term profitable growth;

•	Promoting behaviors that reinforce our business strategy and desired culture;

•	Encouraging teamwork across business units and functional areas; and

•	Strongly linking rewards to shareholder value creation.

Management believes that flexibility is a key cultural attribute which enables the Company to maintain an edge in the competitive marketplace. The Company has adopted guiding principles that establish a framework for making compensation decisions preserving the flexibility needed to respond to the competitive market for executive talent. Our guiding principles for compensation are as follows:

•	Structure total compensation levels around the 50th percentile of the relevant compensation peer group for achieving target levels of performance and above the 50th percentile of the relevant compensation peer group for achieving higher levels of performance;

•	Place greater emphasis on variable incentive compensation versus fixed pay (i.e., base salary);

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2008 fiscal year, the elements of executive compensation were as follows:

•	Base salary;

•	Annual cash incentive compensation plans;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation and Organization Committee (the “Compensation Committee”) has oversight responsibility for all elements of compensation granted to our Chief Executive Officer (“CEO”) and other key management employees, including the other Named Executive Officers (“NEOs”) listed in the Summary Compensation Table for 2008 Fiscal Year on page 38 of this Proxy Statement. For each such NEO, the Compensation Committee typically reviews each element of compensation, as well as the relative mix or weighting of elements, on an annual basis.

Base Salary (short-term compensation element)

Consistent with the Company’s performance-based pay philosophy, base salary is not intended to deliver the majority of the total compensation to any of the NEOs or other key management employees. However, base salary, which is the primary fixed element of total compensation, serves as the foundation of the total compensation structure since most of the variable compensation elements are linked directly or indirectly to the base salary level.

Base salaries of the NEOs are typically reviewed on an annual basis and benchmarked against the median salaries of similar positions within a relevant compensation peer group. Individual base salaries may be higher or lower than the benchmark depending on a number of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Base salary changes, if any, take effect in October, as well as on a facts and circumstances basis at the time of a promotion or other material change in an individual’s overall responsibilities.

Annual Cash Incentive Compensation Plans (short-term compensation element)

For the 2008 fiscal year, the annual cash incentive compensation plans in which our NEOs participated were The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (the “EMIP”), The Scotts Company LLC Supplemental Incentive Plan (the “SIP”) and the Global Discretionary Pool, each of which is discussed below.

EMIP

For the 2008 fiscal year, all NEOs and other key management employees were eligible to participate in the EMIP, which is designed to:

•	Reinforce our performance-based culture by tying a significant portion of the annual cash compensation opportunity to the achievement of key financial performance drivers;

•	Influence the direction of daily decision-making;

•	Unify the interests of all plan participants across the Company; and

•	Recognize individual contribution toward the achievement of team-oriented goals.

The EMIP provides annual cash incentive compensation opportunities based on various performance metrics related to the financial performance of the Company and its business units. An incentive target is established for each NEO as a percentage of base salary which may vary by position but is generally intended to approximate the market median of the relevant compensation peer group. For the 2008 fiscal year, the incentive target for all NEOs, other than the CEO, Mr. Hagedorn, was established at 55% of base salary. The incentive target for Mr. Hagedorn was set at 90% of base salary. The Compensation Committee believes the incentive targets for all NEOs and Mr. Hagedorn are generally in line with those of our compensation peer groups.

The design and administration of the EMIP are generally intended to qualify compensation payable under the EMIP as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company. Accordingly, the Compensation Committee oversees the operation of the EMIP, including approving the plan’s design for each fiscal year as well as approving the performance objectives and payout targets. At the end of each fiscal year, the Compensation Committee determines the extent to which the targets and objectives have been met and approves corresponding cash incentive payments. For the 2008 fiscal year, 75% of the total weighted payout (the non-discretionary portion) for the key management team that reports to the CEO was to be determined based directly on achievement of the performance metrics, with the remaining 25% placed into a pool to be awarded at the discretion of the CEO, subject to approval by the Compensation Committee, based on each NEO’s performance during the fiscal year. If the combined discretionary and non-discretionary payment awarded to any particular NEO was greater than what such NEO would have received based solely on the performance metrics (i.e., without respect to any discretionary adjustment), then the entire payment made to such NEO would not qualify as performance-based compensation for purposes of IRC § 162(m). The Compensation Committee deemed the potential loss of tax deductibility which could have resulted from such discretionary adjustments to be an acceptable tradeoff given its desire to add an individual level of accountability to the EMIP. As discussed below, since the Enterprise funding trigger was not met for the 2008 fiscal year, no payments (discretionary or non-discretionary) were made to the NEOs under the EMIP.

The Compensation Committee established an Enterprise “funding trigger” for the 2008 fiscal year to ensure that no incentive payouts (whether discretionary or non-discretionary) would be permitted under the EMIP unless the Company achieved a minimum Enterprise level (i.e., the Company on a consolidated basis) adjusted net income, which was set at $143.5 million for the 2008 fiscal year. If the funding trigger was not met, no payments would be made under the EMIP, even if the actual results for one or more of the performance measures exceeded the applicable minimum performance goal. If the funding trigger was met, each of the NEOs would be eligible to receive a payout based on the actual financial results achieved, subject to adjustment based on the NEO’s individual performance.

The EMIP Performance Metrics:  The performance metrics and relative weightings chosen for the EMIP in the 2008 fiscal year were designed to balance the entrepreneurial focus on individual business unit results with the overall Enterprise level financial performance. As discussed below, the performance metrics and relative weightings for the NEOs under the EMIP for the 2008 fiscal year differed based on each NEO’s primary span of control. For purposes of the EMIP, the performance metrics are defined as follows:

•	Adjusted Net Income — Income from operations less interest and taxes, excluding charges related to impairment, restructuring and other non-recurring items (such as charges related to product registration and recall matters).

•	Modified Free Cash Flow — Adjusted Net Income with the following adjustments:

Add:  non-cash expenses (depreciation, amortization and stock-based compensation)

Subtract:  capital expenditures

Adjust for (add/subtract):  change in working capital, calculated using an average of 13 month-end balances. The use of a 13 month average was designed to focus management on continual management of working capital in contrast to the external reporting methodology of using beginning-of-year and end-of-year balances.

•	EBTA — A measure of earnings before taxes and amortization and after a working capital charge-back to the business unit.

•	Net Sales Growth — Calculated at the business unit level. For purposes of the EMIP, net sales growth is the year-to-year increase in net sales, which is calculated as invoiced sales less returns, discounts and allowances.

The Compensation Committee believed that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EMIP metrics reflect currency conversions based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for external reporting. As a result, there could be a slight deviation between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EMIP.

EMIP Measures for Corporate Officers
Mr. Hagedorn, Mr. Evans and Ms. Stump

For the 2008 fiscal year, the incentive awards for corporate level NEOs were based on two annual performance measures — adjusted net income and modified free cash flow — both of which were calculated at the Enterprise level. As reflected in the table below, for each performance measure, achievement of pre-defined minimum, target and maximum performance goals would result in compensation payouts of 50%, 100% and 250% of the NEO’s target incentive opportunity for the 2008 fiscal year, respectively. Actual payouts for performance results between the pre-defined performance goals would be calculated on a straight-line basis.

The target performance goals chosen for the Enterprise level NEOs were based on the Company’s budget for the 2008 fiscal year. The minimum performance goals were established based on the prior year actual performance for each metric, adjusted to reflect the pro forma impacts of our 2007 recapitalization, which returned in excess of $750 million to shareholders via a $245 million share repurchase completed in February 2007 and a special cash dividend of $8.00 per share approved by the Board of Directors on February 16, 2007 and paid on March 5, 2007 (the “Special Dividend”). The maximum performance goals were set at a level thought to be aggressive, but attainable. The Enterprise level performance goals and actual performance results for the 2008 fiscal year were:

							Actual
							Results for
							EMIP
Component	Measure	Weight		Minimum	Target	Maximum	Purposes
				$ in millions

Enterprise	Adjusted Net Income (funding trigger)	50%		$143.5	$159.4	$175.3	$129.5
			Payout%	50%	100%	250%	0%
	Modified Free Cash Flow	50%		$126.9	$142.8	$158.7	$121.2
			Payout%	50%	100%	250%	0%
Total weighted payout % achieved for the 2008 fiscal year							0%

Because the Enterprise funding trigger was not met for the 2008 fiscal year, no payouts were made under the EMIP to the corporate level NEOs.

EMIP Measures for Business Unit Officers
Mr. Sanders and Mr. Lopez

For the 2008 fiscal year, the incentive awards for NEOs with business unit responsibility were based on a combination of Enterprise level performance measures and business unit performance measures. As reflected in the tables below, for each performance measure, achievement of pre-defined minimum, target and maximum performance goals would result in incentive compensation payouts of 50%, 100% and 250% of the NEO’s target incentive opportunity for the 2008 fiscal year, respectively. Actual payouts for performance results between the pre-defined performance goals would be calculated on a straight-line basis.

The target performance goals chosen for the North America Total and International Total NEOs were based on each business unit’s budget for the 2008 fiscal year. The minimum performance goals for the North America Total business unit were established based on the prior year actual performance for each metric, adjusted to reflect the impact of certain adjustments for acquisitions and other non-recurring items. The minimum performance goals for the International Total business unit were established based on the prior year actual performance for each metric, adjusted to reflect the impact of certain non-recurring items and then increased to provide additional incentive to improve on the prior year performance. The maximum performance goals were set at levels thought to be aggressive, but attainable. The minimum, target and maximum performance goals for the Enterprise level components were the same as the performance goals established for the corporate level NEOs as described above. The North America Total and International Total business unit officer performance goals and actual performance results for the 2008 fiscal year were:

North America Total (Mr. Sanders)

							Actual
							Results for
							EMIP
Component	Measure	Weight		Minimum	Target	Maximum	Purposes
				$ in millions

Business Unit	EBTA	75%		$317.2	$346.1	$383.1	$274.1
(60)%			Payout%	50%	100%	250%	0%
	Net Sales Growth	25%		$2,248.2	$2,351,4	$2,480.0	$2,189.5
			Payout%	50%	100%	250%	0%
Enterprise	Adjusted Net Income (funding trigger)	50%		$143.5	$159.4	$175.3	$129.5
(40)%			Payout%	50%	100%	250%	0%
	Modified Free Cash Flow	50%		$126.9	$142.8	$158.7	$121.2
			Payout%	50%	100%	250%	0%
Total weighted payout % achieved for the 2008 fiscal year							0%

Because the Enterprise funding trigger was not met for the 2008 fiscal year, no payout was made under the EMIP to Mr. Sanders.

International Total (Mr. Lopez)

							Actual
							Results for
							EMIP
Component	Measure	Weight		Minimum	Target	Maximum	Purposes
				$ in millions

Business Unit	EBTA	75%		$35.2	$39.1	$47.6	$28.1
(60)%			Payout%	50%	100%	250%	0%
	Net Sales Growth	25%		$604.5	$634.1	$669.0	$656.7
			Payout%	50%	100%	250%	29.6%
Enterprise	Adjusted Net Income (funding trigger)	50%		$143.5	$159.4	$175.3	$129.5
(40)%			Payout%	50%	100%	250%	0%
	Modified Free Cash Flow	50%		$126.9	$142.8	$158.7	$121.2
			Payout%	50%	100%	250%	0%
Total weighted payout % achieved for the 2008 fiscal year							0%

Because the Enterprise funding trigger was not met for the 2008 fiscal year, no payout was made under the EMIP to Mr. Lopez.

SIP

On May 5, 2008, the Company announced that it had lowered its earnings forecast for the 2008 fiscal year to a range that would fall below the adjusted net income funding trigger amount established for purposes of the EMIP. As a result, it was highly likely no amounts would be payable under the EMIP for the 2008 fiscal year. Due to the on-going economic uncertainty, the Compensation Committee concluded that the best interests of the Company and its stakeholders would be served by ensuring that meaningful incentives were nevertheless maintained for eligible employees to deliver financial results within the revised range of the Company’s guidance. Therefore, on May 19, 2008, it approved a SIP designed to provide a cash incentive compensation opportunity for the NEOs and other key management employees of the Company. To accomplish this objective, the Compensation Committee used an Enterprise level adjusted earnings per share funding trigger for the SIP, consistent with the May 5, 2008 guidance.

The performance measures under the SIP for the 2008 fiscal year consisted of adjusted earnings per share and modified free cash flow, both of which were calculated at the Enterprise level. As reflected in the table below, for each performance measure, achievement of pre-defined minimum and target performance goals would result in annual incentive compensation payouts of 50% and 100% of an NEO’s target incentive opportunity for the 2008 fiscal year, respectively. Actual payouts for performance results between the pre-defined performance goals would be calculated on a straight-line basis. The Enterprise level performance goals and actual performance results for the 2008 fiscal year were:

						Actual
						Results for
						SIP
Component	Measure	Weight		Minimum	Target	Purposes
				$ in millions

Enterprise	Adjusted Earnings Per Share (funding trigger)	75%		$1.95	$2.39	$1.98
			Payout%	50%	100%	40%
	Modified Free Cash Flow	25%		$108.6	$142.8	$121.2
			Payout%	50%	100%	17.1%
Total weighted payout % achieved for the 2008 fiscal year						57.1%

Adjusted Earnings Per Share — Adjusted Net Income (calculated in the same manner as for the EMIP) divided by the weighted-average number of Common Shares outstanding during the 2008 fiscal year.

Modified Cash Flow — Calculated in the same manner as for the EMIP.

For each of the performance measures under the SIP, the Compensation Committee set the minimum performance goal to reflect the Company’s May 5, 2008 guidance. Under the SIP, the target performance goal was the same as the target performance goal originally established under the EMIP (i.e., without regard to the events described in the May 5, 2008 guidance). Participants were not eligible to receive incentive compensation under the SIP in an amount greater than their respective target incentive opportunity unless the Company achieved the performance goals originally contemplated under the EMIP. In the event that the Company’s actual performance for the 2008 fiscal year moved closer to the target performance goals originally established under the EMIP, the payouts under the SIP would be more in line with the original payouts contemplated under the EMIP. If the incentive compensation determined under the terms of the EMIP was greater than the incentive compensation payable under the SIP (which did not occur for the 2008 fiscal year), participants would have received the amount payable under the EMIP.

Since the performance goals were not approved by the Compensation Committee within the first 90 days of the 2008 fiscal year, as required by IRC § 162(m), the payouts made under the SIP did not qualify as performance-based compensation for purposes of IRC § 162(m).

Global Discretionary Pool

In December 2007, the Compensation Committee approved a Global Discretionary Pool for the 2008 fiscal year which was designed to provide a means to award incentive compensation to EMIP eligible employees, on a discretionary basis, based upon their individual and/or business unit achievement. The Global Discretionary Pool would only be available in the event that the Enterprise funding trigger was not met.

When the SIP was approved in May 2008, the Compensation Committee retained the Global Discretionary Pool as a means to award incentive compensation on a discretionary basis in the event the Enterprise funding trigger under the SIP was not met.

The Global Discretionary Pool would have been funded in an amount not to exceed 25% of the target incentive opportunity for all participants under the EMIP in the aggregate. Pursuant to its terms and subject to approval by the Compensation Committee, the CEO would have had the discretion to grant awards to eligible employees based upon his assessment of individual performance.

No payouts were made under the Global Discretionary Pool for the 2008 fiscal year.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

The Compensation Committee targets the economic value (equity award value) of long-term equity-based incentive awards at the 50th percentile of the relevant compensation peer group. The target level is expressed as a multiple of base salary and may be delivered in any combination of options, stock appreciation rights

(“SARs”), restricted stock and/or performance shares. Consistent with the Company’s performance-based pay philosophy, the targeted economic value of individual equity-based incentive awards may be adjusted upward or downward from the 50th percentile based on such factors as the overall performance level of the individual, years of service and the accumulated value of previous equity-based incentive awards.

For the 2008 fiscal year, the Company granted approximately 60% of the target equity award value in the form of non-qualified stock options (“NSOs”), with the remaining 40% granted in the form of restricted stock. The decision to use a combination of NSOs and restricted stock reflected competitive pay practices and allowed the Company to deliver the intended equity award value with fewer Common Shares underlying the awards granted. The specific numbers of Common Shares subject to NSOs and restricted stock awarded were determined as follows:

Target Option Award value / Black-Scholes value per option = number of Common Shares subject to NSOs awarded

Target Stock Award value / fair market value per share = number of Common Shares underlying Restricted Stock awarded

All NSOs and restricted stock awarded to the NEOs in the 2008 fiscal year were awarded subject to a three-year time-based cliff vesting provision. The restricted stock grants did not qualify as performance-based compensation for purposes of IRC § 162(m). As a result, the Company’s ability to deduct the full value of these awards at the time of vesting may be limited. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards” below.

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefits and a qualified 401(k) plan that are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other large corporations. In addition to these traditional benefits, the Company offers certain executive level perquisites to key executives which are designed to be competitive with the compensation practices of corporations in the relevant compensation peer group, including comprehensive annual physical examinations, a car allowance of $1,000 per month and annual financial planning services, valued at approximately $4,000 per year.

As discussed below, the CEO was entitled to two additional perquisites in the 2008 fiscal year. First, consistent with the Board of Directors’ travel protocols which encourage Mr. Hagedorn to fly on a Company-owned aircraft for security reasons, a Company-owned airplane was made available to the CEO for personal use, subject to certain personal use guidelines established by the Compensation Committee (as fully described below in the section captioned “Our Compensation Practices — Setting Compensation Level for CEO”). Second, the CEO was entitled to Company reimbursement for a portion of his commuting expenses pursuant to these guidelines. For information concerning changes to the CEO’s aircraft perquisites that occurred after the end of the 2008 fiscal year, see the discussion in the section captioned “Recent Developments — Amendment to Compensation Package of James Hagedorn” below.

Since the imputed income value of certain non-cash perquisites, such as the aircraft perquisites provided to the CEO as discussed above and the Company-paid financial planning services, are required to be added to Form W-2, the Compensation Committee believes that it is appropriate to provide a tax gross-up to offset the tax obligation associated with these imputed income amounts.

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan. The ERP provides executives, including the NEOs, the opportunity to (1) defer compensation above the specified statutory limits applicable to The Scotts Company LLC Retirement Savings

Plan (the “RSP”), a qualified 401(k) plan generally offered to all employees, and (2) defer compensation with respect to Executive Incentive Pay (as defined in the ERP) awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2008 fiscal year, the ERP consisted of four parts:

•	Compensation Deferral, which allowed continued deferral of salary and bonuses (other than annual cash incentive compensation under the EMIP).

•	Crediting of Company matching contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits.

•	Executive Incentive Plan Deferral, which allowed the deferral of up to 100% of any cash incentive compensation earned under the EMIP. Payouts earned under the SIP for the 2008 fiscal year were not eligible for deferral.

•	Retirement contributions (referred to as “Base Retirement Contributions”), which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP (and/or with respect to any qualifying deferrals to the ERP). A Base Retirement Contribution was made to the ERP regardless of whether deferral elections were made under the ERP.

The Company matching contributions and Base Retirement Contributions to the ERP were based on the same contribution formulae as those used for the RSP. The Company matched the Compensation Deferral at 100% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. The Company also made a Base Retirement Contribution in an amount equal to 2% of eligible earnings for all eligible executives, regardless of whether they made deferral elections under the ERP. This amount increased to 4% once an executive’s eligible earnings reached 50% of the Social Security wage base. Base Retirement Contributions were only made to the ERP once an executive exceeded the maximum statutory compensation allowable under the RSP (and/or with respect to all qualifying deferrals to the ERP).

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant directs the portion of future credits to the participant’s ERP account that will be, as well as the existing balance of the participant’s ERP account that is, credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2008 fiscal year.

As permitted by the terms of the ERP, the Company has established a rabbi trust to assist with discharging obligations under the ERP. The assets of the rabbi trust remain at all times the assets of the Company, subject to the claims of its creditors.

See the section captioned “Recent Developments — Approval of Retention Awards to NEOs” below for a discussion of (1) the amendment to the ERP approved by the Compensation Committee to authorize the grant of retention awards under the ERP, and (2) the retention awards granted to certain of the NEOs, each of which occurred after the end of the 2008 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits which cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan was frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under the Excess Pension Plan for participating executives. Continued service taken into account for vesting purposes under the Associates’ Pension Plan is, however, recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. For further details regarding the Excess Pension Plan, see the discussion in the section captioned “EXECUTIVE COMPENSATION — EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Oversight of Executive Officer Compensation

The Compensation Committee has oversight responsibility for all elements of executive compensation for our CEO and other key management employees, including the NEOs. As part of its responsibility, the Compensation Committee is responsible for evaluating the CEO’s performance and setting the CEO’s annual compensation. In setting the CEO’s compensation, the Compensation Committee considers:

•	The specific performance of the CEO;

•	The performance of the Company against pre-determined performance goals;

•	Management’s recommendations with respect to the CEO’s compensation; and

•	The competitive level of the CEO’s compensation as benchmarked against the relevant compensation peer group.

In addition to setting the compensation of the CEO and approving the compensation recommendations for the NEOs and other key management employees, the Compensation Committee is also responsible for administering all equity-based incentive plans to achieve the objectives of the compensation programs within the framework approved by our shareholders. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

With respect to the annual incentive compensation plans, the Compensation Committee has responsibility for approving the overall plan design, as well as the performance metrics, performance goals and payout levels proposed by management.

Role of Outside Consultants

During the 2008 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation Committee in its evaluation of the compensation recommendations submitted by management with respect to the CEO, the NEOs and other key management employees. Frederic W. Cook & Co. was engaged as a consultant to the Compensation Committee and did not provide consulting services directly to management.

During the 2008 fiscal year, the Company engaged consultants from Hewitt Associates, Inc. and Towers Perrin. These firms worked directly with management to advise the Company on best practices and competitive trends, as well as ongoing legal and regulatory considerations, with respect to executive compensation. In addition, the firms advised the Company with respect to the development of the relevant compensation peer groups, including providing the compensation benchmark data for such groups. Where applicable, the firms statistically adjusted the relevant peer group data to more closely reflect the size of the Company. Each firm was engaged by the Company to consult with management and did not provide consulting services directly to the Compensation Committee.

Compensation Peer Groups

Prior to the 2008 fiscal year, the Company utilized a compensation peer group that consisted of approximately 60 consumer-oriented companies as a reference for determining competitive total compensation packages for the CEO, NEOs and other key management employees. During the fiscal year ended September 30, 2007 (the “2007 fiscal year”), at the direction of the Compensation Committee and in conjunction with the Company’s compensation consultants, a new, more focused compensation peer group was developed with the goal of enabling the Company to more closely benchmark the total compensation packages of the CEO and other NEOs with the types of companies that the Company typically competes with to attract and retain executive talent. This customized compensation peer group (the “Primary Compensation Peer Group”), which was approved by the Compensation Committee and used by management and the Compensation Committee for the 2008 fiscal year, consisted of the following companies:

ACCO Brands Corporation	Alberto-Culver Company	The Black & Decker Corporation	The Clorox Company
Del Monte Foods Company	Energizer Holdings, Inc.	The Hershey Company	The J. M. Smucker Company
Jarden Corporation	McCormick & Co., Inc.	Newell Rubbermaid Inc.	Revlon, Inc.
The Stanley Works	The Toro Company	Wm. Wrigley Jr. Company

The Compensation Committee believes this Primary Compensation Peer Group of highly regarded consumer-oriented companies reflects the pay practices of the broader consumer products industry, and is more reflective of the size and complexity of the Company. In general, the Primary Compensation Peer Group reflects companies that range between $1.3 billion and $6.5 billion of annual revenues. The Company’s annual revenues are slightly below the median revenues of the Primary Compensation Peer Group.

The Primary Compensation Peer Group was used as the benchmark for all NEOs for which a comparable job match could be found. A secondary peer group (the “Secondary Compensation Peer Group”), consisting of approximately 200 companies between $1.0 billion and $6.0 billion, excluding utilities and financial services companies, was used as the benchmark for all NEO positions without a comparable match in the Primary Compensation Peer Group. To account for the wide range of companies included in the survey, the data was statistically adjusted by an outside company to more closely reflect the relative size and complexity of the Company. The Primary Compensation Peer Group was used for Mr. Hagedorn, Mr. Evans and Ms. Stump, while the Secondary Compensation Peer Group was used for Mr. Sanders and Mr. Lopez.

Use of Tally Sheets

On an annual basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation, executive perquisites and other benefits provided to the NEOs and other key management employees. The Tally Sheets present the total value of all compensation elements based on a target level of performance for the plans in which the NEOs participate.

The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements, and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly in connection with compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

While the Compensation Committee retains full oversight and approval authority for all elements of executive compensation, management, including the CEO, plays a significant role in the compensation-setting process.

The CEO is responsible for conducting annual performance reviews and establishing performance objectives for all of the other NEOs, who in turn are responsible for conducting reviews and establishing performance objectives for other key management employees. As mentioned above, the Compensation Committee establishes the annual performance objectives for the CEO and completes an annual assessment of his performance. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process, because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for the CEO and each of the NEOs and other key management employees. Management’s goal in conducting these surveys is to better understand competitive compensation programs and trends, as reflected by the Company’s compensation peer groups, as well as the level and mix of compensation elements. The Compensation Committee considers the survey information to help ensure that executive compensation levels are competitive with the Company’s compensation peer groups, which facilitates our ability to retain and motivate key executive talent.

The CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for the NEOs other than the CEO. These recommendations are based on their assessment of the competitive market trends and the performance level of the individual NEO. The Compensation Committee, with the assistance of its compensation consultant, independently evaluates these recommendations taking into account the competitive market data, the overall performance level of each NEO and our compensation guiding principles.

Setting Compensation Level for CEO

The Compensation Committee completed an evaluation of the CEO’s performance with respect to the Company’s goals and objectives and made its report to the Board of Directors. Based on this assessment, consistent with the terms of its charter, the Compensation Committee set the CEO’s annual compensation for the 2008 fiscal year, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. When evaluating Mr. Hagedorn’s total level of compensation for the 2008 fiscal year, the Compensation Committee considered information including:

•	The fact that Mr. Hagedorn has had no increase in his base salary since becoming CEO in the 2001 fiscal year;

•	His personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return; and

•	The compensation of CEOs at companies within our Primary Compensation Peer Group.

Base Salary and Perquisites

When establishing Mr. Hagedorn’s compensation for the 2008 fiscal year, the Compensation Committee considered the value of the CEO’s perquisites and other benefits, including his ability to use a Company-owned aircraft for commuting and other personal use, and the Company’s reimbursement of a portion of his other commuting expenses. For purposes of benchmarking his compensation against peers reflected in our Primary Compensation Peer Group, the anticipated value of his aircraft perquisites was considered as part of a hypothetical base salary to ensure that his equivalent total direct compensation (base salary, short-term cash-based incentives and equity-based compensation) would be around the 50th percentile of our Primary Compensation Peer Group. Consistent with this analysis, Mr. Hagedorn’s base salary remained unchanged for the 2008 fiscal year, and the Compensation Committee (1) approved a new $300,000 guideline for Mr. Hagedorn’s annual commuting perquisite (including both the reimbursement of commuting hours on Mr. Hagedorn’s personal aircraft and the direct operating costs of commuting on Company-owned aircraft) and (2) maintained a guideline of 100 total hours of personal use (including both occupied hours and ferry hours) of Company-owned aircraft. The combined total of these perquisites was valued at approximately $600,000 which, when combined with his base salary, approximates the 50th percentile of base salary of peers reflected in our Primary Compensation Peer Group.

In order to monitor compliance with the guidelines established for Mr. Hagedorn’ aircraft perquisites, the Compensation Committee reviewed quarterly updates regarding Mr. Hagedorn’s aircraft use. Although Mr. Hagedorn’s commuting expenses exceeded the approved guidelines by approximately $63,000 in the 2008 fiscal year, the hours of his personal use of the Company-owned aircraft were well below the approved guidelines. In the aggregate, the value attributable to Mr. Hagedorn’s personal use of the Company-owned aircraft and the amount of Mr. Hagedorn’s reimbursable commuting expenses in the 2008 fiscal year did not exceed the combined guidelines approved by the Compensation Committee for these perquisites.

Short-Term Cash-Based Incentive Compensation

Mr. Hagedorn’s target incentive opportunity for purposes of the EMIP, as well as the SIP, was 90% of his base salary for the 2008 fiscal year, which was intentionally set at a high level relative to the other NEOs. This put a greater percentage of his total compensation at risk, consistent with our performance-oriented pay philosophy, and was slightly below the target incentive opportunity, expressed as a percentage of base salary, of his peers as reflected in the Primary Compensation Peer Group.

For the 2008 fiscal year, under both the EMIP and the SIP, 100% of Mr. Hagedorn’s target incentive compensation opportunity was directly attributable to attainment of annual performance measures established at the Enterprise level and approved by the Compensation Committee. Under the EMIP, the measures used to determine Mr. Hagedorn’s incentive compensation for the 2008 fiscal year, which were the same measures used for other corporate level NEOs, were adjusted net income (50% weighting) and modified free cash flow (50% weighting). Under the SIP, the measures used to determine Mr. Hagedorn’s incentive compensation for the 2008 fiscal year, which were the same measures used for all other NEOs, were adjusted earnings per share (75% weighting) and modified free cash flow (25% weighting).

A description of the specific performance goals and the payout levels associated with each performance measure are discussed above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plans (short-term compensation element)” and in conjunction with the Summary Compensation Table for 2008 Fiscal Year beginning on page 38 of this Proxy Statement.

Equity-Based Compensation

For the 2008 fiscal year, the Compensation Committee established the target value for Mr. Hagedorn’s equity-based compensation at approximately $3.0 million. This positions his long-term compensation at the 30th percentile when compared to his peers reflected in the Primary Compensation Peer Group, and the value of Mr. Hagedorn’s total direct compensation was below the 50th percentile of that peer group.

Of the long-term compensation value, approximately 60% of the economic value of Mr. Hagedorn’s long-term equity-based compensation was granted in the form of NSOs and the remaining 40% was granted in the form of restricted stock awards. Both the NSOs and the restricted stock are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and restricted stock reflects a balance between rewarding Mr. Hagedorn for future share price appreciation while attempting to mitigate the dilution to existing shareholders since a grant of restricted stock requires considerably fewer Common Shares than a grant of NSOs, while delivering the same economic value measured as of the time of grant.

See the section captioned “Recent Developments — Amendment to Compensation Package of James Hagedorn” below for a discussion of certain changes to Mr. Hagedorn’s compensation package that took effect after the end of the 2008 fiscal year.

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver an appropriate level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level and potential of the individual;

•	The value of the job in the marketplace;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for the NEOs, other than the CEO, is allocated to deliver approximately one-third of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining two-thirds in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). The Compensation Committee believes that this pay mix is generally in line with the pay mix of our compensation peer groups.

Based on their assessment of the individual performance of each NEO, the CEO and the Executive Vice President, Global Human Resources, submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executives as determined by reference to the benchmark data for the relevant compensation peer group.

Base Salary

For the 2008 fiscal year, the base salary increases awarded to Mr. Sanders, Mr. Lopez and Ms. Stump were between 3% and 5% of their previous base salary rates, which was consistent with the general range of increases awarded to all other associates of the Company, based on their respective levels of performance. Mr. Evans received a 10% increase in his base salary rate, which reflected both his overall performance level as well as the fact that his base salary level was well below the level of his peers as reflected in our Primary Compensation Peer Group.

Short-Term Cash-Based Incentive Compensation

For purposes of the EMIP, as well as the SIP, the target incentive opportunity for the NEOs, other than the CEO, was maintained at 55% of base salary for the 2008 fiscal year, which put less of their total pay at risk than that of the CEO, and was slightly lower than the comparable percentage of short-term cash-based incentives offered to similarly situated executives as reflected in the applicable compensation peer group.

For the 2008 fiscal year, under both the EMIP and the SIP, the target incentive compensation opportunity was directly attributable to attainment of annual performance measures which were approved by the Compensation Committee. For purposes of the EMIP, the performance measures were established at the Enterprise level for corporate level NEOs and at the business unit level for NEOs with business unit responsibility. For purposes of the SIP, the performance measures were based on attainment of Enterprise level performance measures, regardless of whether the NEO had business unit responsibility. The specific performance measures and the relative weightings for each NEO are summarized in the tables below.

EMIP

	Evans	Sanders	Lopez	Stump
	(Enterprise)	(Business Unit)	(Business Unit)	(Enterprise)

Enterprise Level Measures:
Adjusted Net Income vs. Budget	50% weighting	20% weighting	20% weighting	50% weighting
Modified Free Cash Flow vs. Budget	50% weighting	20% weighting	20% weighting	50% weighting
Business Unit Measures:
Earnings Before Taxes and Amortization vs. Budget	n/a	45% weighting	45% weighting	n/a
Net Sales Growth vs. Budget	n/a	15% weighting	15% weighting	n/a

SIP

	Evans	Sanders	Lopez	Stump

Enterprise Level Measures:
Adjusted Earnings Per Share vs. revised performance goals	75% weighting	75% weighting	75% weighting	75% weighting
Modified Free Cash Flow vs. revised performance goals	25% weighting	25% weighting	25% weighting	25% weighting

A description of the specific performance goals and the payout levels associated with each performance measure are discussed above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plans (short-term compensation element)” and in conjunction with the Summary Compensation Table for 2008 Fiscal Year beginning on page 38 of this Proxy Statement and the narrative accompanying the table captioned “Grants of Plan-Based Awards for 2008 Fiscal Year” beginning on page 43 of this Proxy Statement.

Equity-Based Compensation

For the 2008 fiscal year, the target value of the equity-based compensation for each of the NEOs was determined by the Compensation Committee based on a multiple that was generally between 0.8 and 1.5 times the NEO’s respective base salary rate. The specific equity-based award granted to each NEO was determined based on an assessment of the NEO’s overall performance level as well as the NEO’s expected contributions to the business. Consistent with the Company’s compensation philosophy of strongly linking rewards to shareholder value creation and to motivate long-term performance, the equity-based compensation awarded to Mr. Evans approximated the 50th percentile of the peers reflected in the Primary Compensation Peer Group, while the equity-based compensation awarded to Mr. Sanders, Mr. Lopez and Ms. Stump approximated the 75th percentile of the applicable compensation peer group.

Approximately 60% of the economic value of the long-term equity-based compensation granted to the NEOs was in the form of NSOs and the remaining 40% was granted in the form of restricted stock. Both the NSOs and the restricted stock are subject to three-year, time-based cliff vesting. The Compensation Committee’s decision to award a mix of NSOs and restricted stock reflects a balance between rewarding the NEOs for future share price appreciation while attempting to mitigate the dilution to existing shareholders since a grant of restricted stock requires considerably fewer Common Shares than a grant of NSOs while delivering the same economic value measured as of the time of grant.

Total Direct Compensation

In general, the total direct compensation (based upon target levels of performance) for Mr. Evans was below the 50th percentile of peers reflected in our Primary Compensation Peer Group, which the Compensation Committee believed was appropriate given that Mr. Evans was just beginning his second year in his role as Executive Vice President and Chief Financial Officer. The total direct compensation (based upon target levels of performance) for Ms. Stump was between the 50th and 75th percentile of peers reflected in the Primary Compensation Peer Group and the total direct compensation (based upon target levels of performance) for Mr. Sanders and Mr. Lopez approximated the 75th percentile of peers reflected in the Secondary Compensation Peer Group. The Compensation Committee believes that the total direct compensation for each of these individuals was appropriate in view of the overall compensation philosophy and recognized the value of each of these individuals to the Company as a whole.

Performance Shares

On October 30, 2007, in recognition of Mr. Sanders’ ongoing commitment to the Company, the Compensation Committee approved the award of up to 40,000 performance shares in the aggregate, which included up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Issued pursuant to a Special Performance Share Award Agreement (with Related Dividend Equivalents) under the 2006 Plan, each performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied. On December 20, 2007, the Compensation Committee established the final performance goal for the 2008 fiscal year performance period to be based upon the results of North America Total, which included, in addition to the North America consumer business, Scotts LawnService® and Smith & Hawken®. The performance criteria which were established for the 2008 fiscal year performance period provided for performance shares to be earned ratably — 5,000 performance shares (threshold) would be earned if at least 80% of the 2008 fiscal year EBTA budget for North America Total were achieved and 10,000 performance shares (maximum) would be earned if 99% or more of such 2008 fiscal year EBTA budget were achieved. Performance shares would be earned on a straight-line basis for performance between threshold and maximum. If the threshold performance goal was not satisfied, none of the performance shares for the 2008 fiscal year performance period would be awarded.

Based on the actual level of North America Total EBTA achieved for the 2008 fiscal year, which was $277.4 million, representing 80.1% of the budget, Mr. Sanders earned 5,038 performance shares for the 2008 fiscal year performance period.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the CEO, the NEOs and other key management employees. The decision to include certain key management employees in the annual equity-based awards is reflective of competitive market practice and serves to reward those individuals for their past and future positive impact on our business results.

Grants of option awards and/or stock awards are typically approved on an annual basis at a regularly scheduled meeting of the Compensation Committee. The grant date is established as the date of the Compensation Committee action. In certain instances, an equity-based award may be granted to a new hire as of the later of the date such grant is approved by the Compensation Committee or the date employment commences. The Company does not have any program, plan or practice to time annual equity-based awards to our executives in coordination with the release of material non-public information.

The exercise price for each NSO is equal to the closing price of the Common Shares on the grant date, as reported on NYSE. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines, which vary by position, for the CEO and the NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership established by position are as follows:

CEO	5 times base salary plus target EMIP opportunity
Other NEOs	3 times base salary plus target EMIP opportunity

The Compensation Committee believes that these stock ownership guidelines are generally more stringent than the competitive pay practices of our compensation peer groups since we include the annual target EMIP opportunity (in addition to base salary) when establishing the minimum amount of stock ownership desired, while most of the other members of our compensation peer groups look only at multiples of base salary. For purposes of achieving the desired level of stock ownership, the following forms of equity-based holdings are included:

•	Common Shares held directly or indirectly in personal or brokerage accounts;

•	Common Shares credited to an account under the ERP;

•	Common Shares held in an account under the RSP;

•	Restricted stock grants;

•	Performance shares; and

•	Grants of NSOs or SARs, both vested and unvested. For this purpose, the values of the NSO and SAR grants are based on the Black-Scholes value at the time of grant.

According to the Company’s stock ownership guidelines, each NEO has five years from the date of hire or promotion to fully reach the appropriate ownership guideline for his or her position.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EMIP and the SIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup Common Shares or other amounts earned or received under the terms of an equity-based award, the EMIP or the SIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of the NEOs is generally limited to $1 million annually, under IRC § 162(m). This non-deductibility is generally limited to amounts that do not meet certain technical requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive programs to qualify as performance-based compensation under IRC § 162(m). For the 2008 fiscal year, none of the NEOs, other than the CEO, had non-performance-based compensation in excess of $1 million.

The Company accounts for stock-based compensation, including option awards and stock awards, in accordance with SFAS 123(R). Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates, as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EMIP, the SIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives. For example, based on the desire to add a level of individual accountability to the team oriented measurements in the EMIP, a 25% discretionary element was included in the design for the 2008 fiscal year, even though the use of such discretion had the potential to limit the Company’s tax deduction with respect to such payment.

Due to the timing of the establishment of the SIP within the 2008 fiscal year, the payouts made under the SIP did not qualify as performance-based compensation for purposes of IRC § 162(m). However, when it established the SIP in May 2008, the Compensation Committee concluded that the best interests of the Company and its stakeholders would be served by ensuring that meaningful incentives were maintained for eligible employees to deliver financial results within the revised range of the Company’s guidance, as described in the Company’s May 5, 2008 earnings release.

For the 2008 fiscal year, the Company granted approximately 60% of the target equity award value in the form of NSOs, with the remaining 40% granted in the form of restricted stock. While the restricted stock does not qualify as performance-based compensation for purposes of IRC § 162(m), the decision to use a combination of NSOs and restricted stock reflected competitive pay practices and allowed the Company to deliver the intended equity award value with fewer Common Shares underlying the awards granted and to balance the overall market risk associated with the equity-based compensation for each NEO.

Recent Developments

Election of Mark R. Baker to Serve as President and Chief Operating Officer

Effective October 1, 2008, Mark R. Baker was elected to serve as President and Chief Operating Officer of the Company. Mr. Baker will remain on our Board of Directors, but resigned from his positions as a member and Chair of the Governance and Nominating Committee as well as a member of the Compensation Committee. Mr. Baker had recused himself from participation, discussions or voting with regard to matters before those committees concerning his prospective employment and election as an officer of the Company.

Mr. Baker executed an employment agreement with The Scotts Company LLC, an Ohio limited liability company and a wholly-owned subsidiary of the Company (“Scotts LLC”), on September 9, 2008. The terms of Mr. Baker’s employment agreement are discussed below in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS” beginning on page 50 of this Proxy Statement. In approving the elements of Mr. Baker’s compensation package, the Compensation Committee considered the following factors, among others:

•	The strategic importance of Mr. Baker’s position and job function to the Company;

•	Mr. Baker’s potential to make a significant contribution to the Company in the future;

•	The compensation packages currently extended to our CEO, NEOs and other key management employees;

•	A comparison of industry compensation practices, including companies within our Primary Compensation Peer Group; and

•	Recommendations of management, including our CEO.

Amendment to Compensation Package of James Hagedorn

Effective October 1, 2008, the Compensation Committee approved a revised compensation structure for Mr. Hagedorn. The new structure, which increased Mr. Hagedorn’s base salary to $1.0 million, is designed, among other things, to incorporate the approximate value of the personal aircraft usage and commuting perquisites that Mr. Hagedorn had received in the past as part of his overall compensation package directly into his base salary. Accordingly, future Company-paid aircraft perquisites have been discontinued. However, the Board of Directors maintains travel protocols which encourage Mr. Hagedorn to fly on Company-owned aircraft for reasons of security. Therefore, in order to permit Mr. Hagedorn to continue to retain the option of using Company-owned aircraft for commuting and other personal use, the Compensation Committee granted Mr. Hagedorn an option to purchase, with his own funds, up to 100 flight hours per year for personal use (including ferry hours incurred as a result of Mr. Hagedorn’s use of the aircraft) at the Company’s incremental direct operating cost per flight hour. In order to implement this arrangement, Mr. Hagedorn and the Company have entered into an arm’s-length aircraft “time sharing agreement” which is more fully described in the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

In addition to establishing a new base salary rate, the Compensation Committee approved an increase in Mr. Hagedorn’s incentive target from 90% to 100% of his base salary and maintained the target value of his annual equity-based compensation at approximately $3.0 million, which value is established annually as of the date of grant. Based on the revised compensation structure, Mr. Hagedorn’s total direct compensation will be slightly below the 50th percentile of his peers, as reflected in the Primary Compensation Peer Group. In addition, the Compensation Committee adjusted the mix of Mr. Hagedorn’s equity-based compensation for the 2009 fiscal year to reflect a higher proportion of option awards versus stock awards to optimize the amount of Mr. Hagedorn’s compensation that the Company can deduct for income tax purposes as performance-based compensation under IRC § 162(m).

Approval of Retention Awards to NEOs

On October 8, 2008, the Compensation Committee approved an amendment to the ERP to authorize grants of discretionary retention awards under the ERP. Following its approval of this amendment, the Compensation Committee approved the granting of retention awards to certain key management employees of the Company, including Mr. Evans, Mr. Sanders and Ms. Stump. Consistent with the terms of the ERP, each executive officer who was granted a retention award has the right to elect an investment fund, including a Company stock fund, against which the retention award will be benchmarked. Mr. Evans, Mr. Sanders and

Ms. Stump elected the Company stock fund as the investment fund against which their respective retention awards will be benchmarked.

The retention awards approved by the Compensation Committee with respect to the executive officers identified above, as well as the retention award approved with respect to Mr. Lopez (described below), were each in the amount of $1.0 million. These awards reflected the Compensation Committee’s belief that retaining the institutional knowledge and overall talent possessed by the Company’s key executive officers puts the Company in the best position to ensure that it continues to successfully achieve both its short-term and long-term goals during challenging economic times. The retention awards serve to further the Company’s stated objective to retain the necessary leadership talent to sustain and expand upon its unique competencies and capabilities.

Each retention award was granted subject to the terms of a retention award agreement, a form of which the Compensation Committee approved prior to its approval of the individual retention awards. The retention award agreement provides that each executive officer’s interest in the retention award vests as follows:

•	One hundred percent on the third anniversary of the effective date of the retention award agreement, provided the executive officer remains an employee on such third anniversary;

•	One hundred percent if a change of control of the Company occurs prior to the third anniversary of the award date, and the executive officer’s employment is subsequently terminated “without cause” or the executive officer resigns for “good reason,” in each case as defined in the retention award agreement or, if applicable, the executive officer’s employment agreement;

•	Pro rata if, prior to the third anniversary of the award date, the executive officer’s employment is terminated due to the executive officer’s death, disability or retirement;

•	Pro rata if, prior to the third anniversary of the award date, Scotts LLC decides not to renew the executive officer’s employment agreement, if applicable, and, after the employment agreement has expired, the executive officer’s employment is terminated without cause or the executive officer resigns for good reason; and

•	No vesting if, prior to the third anniversary of the award date, the executive officer’s employment terminates or is terminated under circumstances not otherwise described above.

Each retention award is subject to forfeiture if the executive officer is terminated for cause at any time or the executive officer engages in certain actions prohibited by the retention award agreement within 180 days before or 730 days after the executive officer’s employment is terminated for any reason. In the event of forfeiture, the executive officer must repay any amount previously distributed from the executive officer’s retention award account under the ERP.

Each retention award agreement provides for distribution of the retention award, to the extent vested, to the executive officer as follows:

•	one-fourth of the vested retention award account balance in a single sum on the third anniversary of the award date;

•	one-third of the remaining vested retention award account balance in a single sum on the fourth anniversary of the award date; and

•	at the executive officer’s election (which was made as of the award date), the remaining vested retention award account balance in a single sum on: (i) the fifth anniversary of the award date; or (ii) the latest to occur of (A) the fifth anniversary of the award date, (B) the date on which the executive officer’s employment is terminated or (C) a date specified by the executive officer, which may not be later than the date the executive officer attains age 65.

Distributions will be paid in cash to the extent the vested retention award account is benchmarked against an investment fund other than the Company stock fund. To the extent the vested retention award account is benchmarked against the Company stock fund, distributions will be made in whole Common Shares, plus cash for any fractional share.

On November 4, 2008, the Compensation Committee granted a restricted stock unit award to Mr. Lopez. Because Mr. Lopez is a French citizen and therefore not eligible to participate in the ERP, the restricted stock unit award is not subject to the terms of the ERP, and is instead governed by the terms of the Company’s 2006 Plan. The restricted stock unit award was granted pursuant to an award agreement that contains terms and conditions substantially similar to those approved by the Compensation Committee in the form of retention award agreement, including terms and conditions relating to vesting, forfeiture and distribution.

On November 4, 2008, the Compensation Committee approved a one-time payment of $125,000 to Mr. Sanders in recognition of his continuing service in light of the recent organizational changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Arnold W. Donald, Chair
Joseph P. Flannery
Karen G. Mills (interim member since 9/8/08)
Mark R. Baker (member until 9/8/08)

EXECUTIVE COMPENSATION TABLES

For the 2008 fiscal year, the Company had the following NEOs that are subject to this disclosure: James Hagedorn, who served as Chief Executive Officer throughout the 2008 and 2007 fiscal years; David C. Evans, who served as Chief Financial Officer throughout the 2008 and 2007 fiscal years; Barry W. Sanders, who served as the Company’s Executive Vice President, North America throughout the 2008 fiscal year and for part of the 2007 fiscal year; Claude L. Lopez, who was appointed as an executive officer on October 1, 2007 and served as the Company’s Executive Vice President, International and Chief Marketing Officer throughout the 2008 fiscal year; and Denise S. Stump, who served as the Company’s Executive Vice President, Global Human Resources throughout the 2008 and 2007 fiscal years. Each of Mr. Hagedorn, Mr. Evans, Mr. Sanders, Mr. Lopez and Ms. Stump serves pursuant to an employment agreement as described below in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements.”

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs of the Company for the 2008 and 2007 fiscal years, as applicable. The amounts shown include compensation for services in all capacities that were to be provided by the Company including any amounts which may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amount may be greater than the compensation that actually was paid to the NEOs during the 2008 and 2007 fiscal years.

Summary Compensation Table for 2008 Fiscal Year

												Change in
												Pension Value
												and
												Non-Qualified
										Non-Equity		Deferred
						Stock		Option		Incentive Plan		Compensation		All Other
Name and Principal	Year	Salary		Bonus		Awards		Awards		Compensation		Earnings		Compensation		Total
Position (a)	(b)	($)(c)		($)(d)		($)(e)		($)(f)		($)(g)		($)(11)(h)		($)(i)		($)(j)

James Hagedorn	2008	600,000	(1)	0		1,280,877	(5)	1,682,382	(7)	293,340	(8)	0	(12)	945,242	(14)	4,801,841
President, Chief Executive	2007	600,000	(1)	30,926	(3)	1,244,698	(5)	1,851,390	(7)	92,777	(9)	7,114	(12)	761,106	(14)	4,588,011
Officer and Chairman of the Board
David C. Evans	2008	440,000	(1)	0		179,287	(5)	244,216	(7)	138,182	(8)	0	(13)	57,361	(14)	1,059,046
Executive Vice President	2007	400,000	(1)	19,257	(3)	124,579	(5)	243,151	(7)	37,799	(9)	613	(13)	56,242	(14)	881,641
and Chief Financial Officer
Barry W. Sanders	2008	400,000	(1)	125,000	(4)	635,110	(6)	213,291	(7)	125,620	(8)	0		49,337	(14)	1,548,358
Executive Vice President,	2007	367,333	(1)	19,257	(3)	285,210	(5)	229,456	(7)	32,720	(9)	0		136,647	(14)	1,070,623
North America
Claude L. Lopez	2008	420,802	(2)	0		100,917	(5)	164,556	(7)	154,395	(10)	0		155,571	(14)	996,241
Executive Vice President, International and Chief Marketing Officer
Denise S. Stump	2008	321,400	(1)	0		182,607	(5)	245,180	(7)	100,936	(8)	0		62,997	(14)	913,120
Executive Vice President,	2007	312,000	(1)	19,257	(3)	142,822	(5)	254,202	(7)	29,483	(9)	0		48,886	(14)	806,650
Global Human Resources

(1)	Reflects the amount of base salary received by each of the NEOs for the 2008 and 2007 fiscal years, respectively.

(2)	Mr. Lopez, a French citizen, is paid in Euros. The amount shown reflects base salary amounts received with respect to the 2008 fiscal year, converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

(3)	Reflects the “discretionary” portion of the 2007 fiscal year EMIP payout for each NEO. This amount was based on individual performance for the 2007 fiscal year. For Mr. Evans, Mr. Sanders and Ms. Stump, this amount was awarded at the discretion of Mr. Hagedorn, in his capacity as the CEO, subject to approval by the Compensation Committee. Mr. Hagedorn had no discretionary authority with respect to his own annual incentive payout under the EMIP — only the Compensation Committee could award a discretionary EMIP payout to Mr. Hagedorn. For the 2007 fiscal year, only 75% of the total weighted payout for the key management team that reports to the CEO was to be determined based directly on achievement of the performance metrics under the EMIP (see footnote (9) to this table below), with the remaining 25% placed into a pool to be awarded as described above. Each NEO could earn more or less than 25% of the total weighted payout based on the NEO’s individual performance for the 2007 fiscal year. The maximum discretionary amount that could be awarded to the NEOs in the aggregate, however, was limited by the size of the discretionary pool.

(4)	Reflects a special discretionary bonus award approved by the Compensation Committee for retention purposes and in recognition of Mr. Sanders’ service during the 2008 fiscal year.

(5)	Reflects the dollar amount recognized for financial statement reporting purposes, for the 2008 and 2007 fiscal years, with respect to the restricted stock awards granted to each NEO. The amount is calculated in accordance with SFAS 123(R), and thus may include amounts from awards granted in the 2008 and 2007 fiscal years as well as prior fiscal years. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the restricted stock awards is determined using the fair market value of the underlying Common Shares on the date of the grant, and expensed ratably over the three-year restriction period, with the exception of the restricted stock awards covering 33,100 Common Shares granted to Mr. Hagedorn on November 8, 2007, which are being expensed ratably over a 34-month period.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes, for the 2008 fiscal year, with respect to the restricted stock awards and performance share awards granted to Mr. Sanders. The amount is calculated in accordance with SFAS 123(R), and thus may include amounts from awards granted in the 2008 fiscal year as well as prior fiscal years. Pursuant to applicable SEC Rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The value of the restricted stock awards is determined using the fair market value of the underlying Common Shares on the date of the grant, and expensed ratably over the three-year restriction period. The value of the performance share awards with respect to the 2008 fiscal year performance period is determined using the fair market value of the underlying Common Shares on the date of the grant, and expensed ratably over the 2008 fiscal year. The value of the performance shares attributable to the 2009 and 2010 fiscal year performance periods is subject to market valuation adjustments until such time as the Compensation Committee establishes the performance criteria with respect to those performance periods.

(7)	Reflects the dollar amount recognized for financial statement reporting purposes, for the 2008 and 2007 fiscal years, with respect to NSOs granted to each NEO. The amount is calculated in accordance with SFAS 123(R), and thus may include amounts from awards granted in the 2008 and 2007 fiscal years as well as prior fiscal years. Pursuant to applicable SEC Rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The value of the NSO awards is determined using a binomial option valuation on the date of the grant and expensed ratably over the three-year vesting period, with the exception of the NSOs granted to Mr. Hagedorn on November 8, 2007, which are being expensed ratably over a 34-month period. Assumptions used in the calculation of the amount shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 25, 2008 and in Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 29, 2007.

(8)	Reflects the SIP payout calculated for the 2008 fiscal year for each NEO. A more detailed description of the performance goals and actual 2008 fiscal year performance results for purposes of the SIP are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plans (short-term compensation element)” within the CD&A.

(9)	Reflects the “non-discretionary” portion of the 2007 fiscal year EMIP payout for each NEO. This amount represents 75% of the total weighted payout calculated based on the performance results under the EMIP for the 2007 fiscal year.

(10)	Reflects Mr. Lopez’ SIP payout calculated for the 2008 fiscal year, converted to U.S. dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008. A more detailed description of the performance goals and actual 2008 fiscal year performance results for purposes of the SIP are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plans (short-term compensation element)” within the CD&A.

(11)	Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds which are substantially consistent with the investment options permitted under the RSP, a qualified 401(k) plan. Accordingly, there were no above-market or preferential earnings on amounts deferred under the ERP for any of the NEOs for the 2008 or 2007 fiscal years.

(12)	For Mr. Hagedorn, the actuarial present value of the accumulated benefit under both the Associates’ Pension Plan and the Excess Pension Plan decreased by $28,906 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules) and increased by $7,114 with respect to the 2007 fiscal year. Both plans were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn.

(13)	For Mr. Evans, the actuarial present value of the accumulated benefit under the Associates’ Pension Plan decreased by $3,567 with respect to the 2008 fiscal year (and therefore is not reflected in this column for the 2008 fiscal year pursuant to SEC Rules) and increased by $613 with respect to the 2007 fiscal year. The Associates’ Pension Plan was frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Evans.

(14)	The amounts reported in this column consist of amounts provided to each NEO with respect to an automobile allowance, annual financial planning services, physical examinations, amounts contributed by the Company to defined contribution and non-qualified deferred compensation plans, commuting and other personal use of Company-owned aircraft, reimbursement of other commuting expenses, tax gross-ups and Common Shares purchased under the Discounted Stock Purchase Plan, all of which are detailed in the table captioned “All Other Compensation (Supplements Summary Compensation Table)” set forth below.

All Other Compensation Table (Supplements Summary Compensation Table)

The following table shows the detail for column (i), All Other Compensation, of the Summary Compensation Table for 2008 Fiscal Year.

All Other Compensation (Supplements Summary Compensation Table)

				Defined	Deferred
		Auto		Contribution	Compensation	Tax Gross-up		Commuting
Name		Perquisites		Plans	Plans	Payments		Expenses		Other		Total
(a)	Year	($)(b)		($)(4)(c)	($)(5)(d)	($)(e)		($)(f)		($)(g)		($)(h)

James Hagedorn	2008	12,000	(1)	17,380	34,548	132,770	(6)	326,206	(9)	422,338	(11)	945,242
	2007	12,000	(2)	17,525	29,500	107,224	(6)	198,460	(10)	396,397	(12)	761,106
David C. Evans	2008	12,000	(1)	17,080	19,533	1,160	(7)	0		7,588	(13)	57,361
	2007	12,000	(2)	17,525	17,835	392	(8)	0		8,490	(14)	56,242
Barry W. Sanders	2008	12,000	(1)	16,180	16,879	0		0		4,278	(15)	49,337
	2007	11,333	(2)	16,960	13,025	144	(8)	0		95,185	(16)	136,647
Claude L. Lopez	2008	6,466	(3)	0	0	0		0		149,105	(17)	155,571
Denise S. Stump	2008	12,000	(1)	17,380	9,262	1,160	(7)	0		23,195	(18)	62,997
	2007	12,000	(2)	17,365	11,715	360	(8)	0		7,446	(19)	48,886

(1)	Reflects the monthly automobile allowance provided to each of the NEOs for the 2008 fiscal year.

(2)	Reflects the monthly automobile allowance provided to each of the NEOs for the 2007 fiscal year.

(3)	Reflects the annual leave value of a Company-owned vehicle made available to Mr. Lopez for the 2008 fiscal year for both business and personal usage. The amount was determined in Euros and converted to U.S. dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

(4)	Reflects the Company matching and base retirement contributions made in the 2008 and 2007 fiscal years under the RSP, a defined contribution plan, on behalf of each NEO. Eligible participants may contribute up to 75% of eligible earnings on a before-tax basis through payroll deduction up to the specified statutory limits under the IRC. The Company matches the before-tax contributions at 100% for the first 3% of eligible earnings that is contributed to the RSP and 50% for the next 2% of eligible earnings contributed to the RSP (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested. Mr. Lopez, a French citizen, does not participate in the RSP.

The Company also makes a Base Retirement Contribution in an amount equal to 2% of eligible earnings for all eligible associates, whether or not they choose to contribute to the RSP. This amount increases to 4% once an associate’s eligible earnings reach 50% of the Social Security wage base. The Base Retirement Contributions, and any earnings on them, vest once an associate has reached three years of service with the Company.

(5)	Reflects the amount of all Company contributions into the ERP, a non-qualified deferred compensation plan, for each NEO. The ERP provides executives, including the NEOs, the opportunity to (a) defer compensation above the specified statutory limits applicable to the RSP and (b) defer compensation with respect to Executive Incentive Pay (as defined in the ERP) awarded to such executives. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2008 Fiscal Year” on page 49 of this Proxy Statement. Mr. Lopez, a French citizen, does not participate in the ERP.

(6)	Reflects estimated tax gross-up payments with respect to aircraft usage and commuting expenses for the 2008 and 2007 fiscal years, as appropriate.

(7)	Reflects tax gross-up payments with respect to Company paid financial-planning services for the 2008 fiscal year.

(8)	Reflects tax gross-up payments with respect to personal aircraft usage in connection with attending funeral services.

(9)	Reflects $76,506 for the costs of commuting on Company-owned aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($36,869). The reported aggregate incremental cost of commuting on Company-owned aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company-owned aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company-owned aircraft and the cost of maintenance not related to trips. This amount also includes $249,700 reimbursable directly to Mr. Hagedorn for a portion of the direct operating costs associated with commuting in his personal aircraft. Mr. Hagedorn’s commuting perquisite, which was approved by the Compensation Committee for the 2008 fiscal year as part of his overall compensation package, is discussed in more detail in the section captioned “Our Compensation Practices — Setting Compensation Level for CEO” within the CD&A.

(10)	Reflects $121,060 for the costs of commuting on Company-owned aircraft, calculated according to applicable SEC guidance which measures the aggregate incremental cost to the Company of personal use. This amount does not include the cost of ferry legs, i.e., “deadhead flights” ($59,610). The reported aggregate incremental cost of commuting on Company-owned aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company-owned aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company-owned aircraft and the cost of maintenance not related to trips. This amount also includes $77,400 as an additional perquisite for certain costs which the Company reimbursed to Mr. Hagedorn for a portion of the direct operating costs associated with commuting in his personal aircraft.

(11)	As a result of his participation in the Discounted Stock Purchase Plan, Mr. Hagedorn realized additional compensation of $2,667, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn also received a Company-paid physical examination which increased his compensation by $4,703 for the 2008 fiscal year. The amount shown also includes $162,587 representing the cost of Mr. Hagedorn’s personal usage of Company-owned aircraft, excluding the cost of commuting that was reported in column (f). The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($47,291). The reported aggregate incremental cost of his personal usage of Company-owned aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company-owned aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of company-owned aircraft and the cost of maintenance not related to trips. The aggregate incremental cost reported does not include the incremental tax cost to the Company ($287,213) associated with the partial loss of a tax deduction of aircraft-related costs, as a result of Mr. Hagedorn’s personal use of Company-owned aircraft. Mr. Hagedorn also received a deferred dividend of $252,381 (including $6,331 in interest) related to an award covering 26,600 shares of restricted stock which was granted on December 1, 2004 and vested on December 1, 2007.

(12)	As a result of his participation in the Discounted Stock Purchase Plan, Mr. Hagedorn realized additional compensation of $2,667, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Hagedorn elected to receive an opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2007 fiscal year. The value of a Company-paid physical examination received by Mr. Hagedorn increased his compensation by $700 for the 2007 fiscal year. The amount shown also includes $370,280 representing the cost of Mr. Hagedorn’s personal usage of Company-owned aircraft, excluding the cost of commuting that was reported in column (f). The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($117,740). The reported aggregate incremental cost of his personal usage of Company-owned aircraft was based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance, and trip-related hangar/parking costs. Since Company-owned aircraft are used primarily for business travel, the calculation method excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase cost of Company-owned aircraft and the cost of maintenance not related to trips. The aggregate incremental cost reported does not include the incremental tax cost to the Company ($491,850) associated with the partial loss of a tax deduction of aircraft-related costs, as a result of Mr. Hagedorn’s personal use of Company-owned aircraft. Mr. Hagedorn also received a deferred dividend of $18,750 related to an award of 30,000 shares of restricted stock which was granted on November 19, 2003 and vested on November 19, 2006.

(13)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $7,588 for the 2008 fiscal year.

(14)	The value of Company-paid financial planning services for Mr. Evans increased his compensation by $3,415 for the 2007 fiscal year, and the value of a Company-paid physical examination increased his compensation by $5,075 for the 2007 fiscal year.

(15)	As a result of his participation in the Discounted Stock Purchase Plan, Mr. Sanders realized additional compensation of $278, associated with purchasing Common Shares at a 10% discount from the then current market price. Mr. Sanders also elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2008 fiscal year.

(16)	Mr. Sanders elected to receive the opt-out payment in lieu of receiving Company-paid financial planning services, which increased his compensation by $4,000 for the 2007 fiscal year. The value of a Company-paid physical examination received by Mr. Sanders increased his compensation by $4,935 for the 2007 fiscal year. Mr. Sanders also received a deferred dividend of $86,250 related to an award of 10,000 performance shares which was granted on December 9, 2005 and vested on April 2, 2007.

(17)	Reflects “Expatriate Allowance” of 53,838 Euros, a Holidays buy back bonus of 49,300 Euros and 2,843 Euros received by Mr. Lopez in lieu of Company-paid financial planning services. All amounts were paid to Mr. Lopez in Euros and have been converted to U.S. dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

(18)	As a result of her participation in the Discounted Stock Purchase Plan, Ms. Stump realized additional compensation of $667 for the 2008 fiscal year, associated with purchasing Common Shares at a 10% discount from the then current market price. The value of Company-paid financial planning services for Ms. Stump increased her compensation by $6,895 for the 2008 fiscal year, and the value of a Company-paid physical examination increased her compensation by $6,143 for the 2008 fiscal year. Ms. Stump also received a deferred dividend of $9,490 (including $240 in interest) related to an award covering 1,000 shares of restricted stock which was granted on December 1, 2004 and vested on December 1, 2007.

(19)	As a result of her participation in the Discounted Stock Purchase Plan, Ms. Stump realized additional compensation of $667 for the 2007 fiscal year, associated with purchasing Common Shares at a 10% discount from the then current market price. The value of Company-paid financial planning services for Ms. Stump increased her compensation by $6,779 for the 2007 fiscal year.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made to the NEOs during the 2008 fiscal year as well as the range of potential payouts under the EMIP and the SIP, each a non-equity incentive plan, with respect to performance goals for the 2008 fiscal year.

Grants of Plan-Based Awards for 2008 Fiscal Year

							All Other	All Other
					Estimated Future		Stock	Option		Grant
					Payouts Under Equity		Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Incentive Plan Awards		Number of	Number of	or Base	Value of
		Under Non-Equity Incentive			Threshold	Maximum	Shares of	Securities	Price of	Stock and
	Grant	Plan Awards(1)			(common	(common	Stock or	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	shares)	shares)	Units	Options	Awards	Awards
(a)	(b)	($)(c)	($)(d)	($)(e)	(f)	(g)	(#)(h)	(#)(i)	($/Sh)(j)	(5)(k)

James Hagedorn	11/8/2007						33,100 (3)			1,266,075
	11/8/2007							129,100 (4)	38.25	1,577,221
		270,000	540,000	1,350,000
David C. Evans	11/7/2007						6,000 (3)			232,560
	11/7/2007							25,000 (4)	38.76	309,499
		121,000	242,000	605,000
Barry W. Sanders	10/30/2007				5,000 (2)	40,000 (2)				1,800,400
	11/7/2007						5,000 (3)			193,800
	11/7/2007							20,000 (4)	38.76	247,599
		110,000	220,000	550,000
Claude L. Lopez	11/7/2007						3,000 (3)			116,280
	11/7/2007							15,000 (4)	38.76	185,699
		136,550	273,101	682,752
Denise S. Stump	11/7/2007						4,900 (3)			189,924
	11/7/2007							19,100 (4)	38.76	236,457
		88,385	176,770	441,925

(1)	The amounts in columns (c), (d) and (e) are the estimated potential threshold (minimum), target and maximum incentive award payouts that each of the NEOs was eligible to receive based on performance goals set pursuant to the EMIP for the 2008 fiscal year. The amounts in columns (c) and (d) are also the estimated potential threshold (minimum) and target incentive award payouts that each of the NEOs was eligible to receive based on performance goals set pursuant to the SIP for the 2008 fiscal year. The maximum incentive award payout under the SIP was identical to the target incentive award payout, as the NEOs were not eligible to receive incentive compensation under the SIP in an amount greater than their respective target incentive opportunity unless the Company achieved the performance level originally contemplated under the EMIP. In no event could an NEO receive an incentive award payout under both the SIP and the EMIP. A detailed description of the performance goals and potential incentive award payouts under the EMIP and the SIP for threshold (minimum), target and (with respect to the EMIP) maximum performance levels are discussed in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plans (short-term compensation element)” within the CD&A.

(2)	On October 30, 2007, Mr. Sanders received a special retention grant that provided the opportunity to receive up to 40,000 performance shares in the aggregate, which includes up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Each performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied. Based on the performance criteria established by the Compensation Committee on December 20, 2007, the shares for the 2008 fiscal year performance period are earned ratably — 5,000 performance shares (threshold) would be earned if at least 80% of the 2008 fiscal year EBTA budget for North America Total (calculated in the same manner as for the EMIP) were achieved and 10,000 performance shares (maximum) would be earned if 99% or more of such 2008 fiscal year EBTA budget were achieved. Performance shares would be earned on a straight-line basis for performance between threshold and maximum. For the 2008 fiscal year, Mr. Sanders earned 5,038 performance shares, as described in the table captioned “Option Exercises and Stock Vested for 2008 Fiscal Year” on page 46 of this Proxy Statement.

(3)	Reflects the number of shares of restricted stock awarded under the 2006 Plan on November 8, 2007 to Mr. Hagedorn and on November 7, 2007 to each of the other NEOs, that are subject to a three-year cliff vesting schedule. The shares of restricted stock are held in an escrow account until they vest or are forfeited. Each holder of restricted stock exercises all voting rights associated with the shares of restricted stock while they are held in the escrow account and will be credited with any dividends paid on the Common Shares underlying the restricted stock. In addition, each holder of restricted stock will be credited with a reasonable rate of interest on any such cash dividends that were or are declared and paid in respect of the shares of restricted stock during the period that began on the grant date and ends on the vesting date. The dividends and interest are distributed with the related shares of restricted stock if they vest, or forfeited if those shares of restricted stock are forfeited.

(4)	Reflects the number of NSOs granted on November 8, 2007 to Mr. Hagedorn and on November 7, 2007 to each of the other NEOs, that are subject to a three-year cliff vesting schedule and generally have ten-year terms. All grants were made pursuant to the 2006 Plan. The 2006 Plan, which was approved by the Company’s shareholders, provides that the exercise price, as reflected in column (j), will be the closing price of a Common Share on NYSE on the date of the grant.

(5)	Reflects the grant date fair value, computed in accordance with SFAS 123(R), for the restricted stock grants and NSO grants identified in this table.

Outstanding Equity Awards Table

The following table provides information regarding outstanding NSOs, SARs, restricted stock and performance share awards held by the NEOs as of September 30, 2008.

The information is shown with the adjustments for the Special Dividend. The payment of the Special Dividend required the Company to adjust the number of Common Shares subject to NSOs and SARs outstanding under the Company’s equity-based compensation plans at the time of the Special Dividend, as well as the price at which such awards may be exercised. The Compensation Committee approved the adjustments which were consistent with Section 409A of the IRC and assure compliance with SFAS 123(R). Accordingly, there were no accounting charges associated with the adjustments nor were there any tax implications to the Company or the holders of outstanding awards, as a result of the NSO and SAR adjustments associated with the Special Dividend.

Outstanding Equity Awards at 2008 Fiscal Year-End

		Option Awards				Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
							Market	Plan Awards:	Market or
		Number of	Number of			Number of	Value of	Number of	Payout Value
		Securities	Securities			Shares or	Shares or	Unearned Shares,	of Unearned
		Underlying	Underlying			Units of	Units of	Units or Other	Shares, Units, or
		Unexercised	Unexercised	Option	Option	Stock	Stock That	Rights That	Other Rights
		Options/SARs(#)	Options/SARs(#)	Exercise	Expiration	That Have	Have Not	Have Not	That Have Not
Name	Grant Date	Exercisable(1)	Unexercisable(1)	Price(2)	Date	Not Vested	Vested	Vested	Vested
(a)	(b)	(c)	(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)

James Hagedorn	3/5/1999	83,274	0	14.77	3/4/2009
	9/22/1999	107,058	0	15.03	9/21/2009
	10/18/2000	142,752	0	12.72	10/15/2010
	10/23/2001	297,429	0	16.80	10/21/2011
	1/30/2003	297,386 *	0	21.23	1/29/2013
	11/19/2003	214,120 *	0	24.45	11/18/2013
	12/1/2004	196,553	0	29.01	12/1/2014
	10/12/2005	0	182,067	35.74	10/12/2015
	10/11/2006	0	153,690	38.58	10/11/2016
	11/8/2007		129,100	38.25	11/7/2017
						94,800 (3)	2,241,072 (5)	0	0
David C. Evans	11/19/2003	28,549 *	0	24.45	11/18/2013
	12/1/2004	23,795	0	29.01	12/1/2014
	10/12/2005	0	18,801	35.74	10/12/2015
	10/11/2006	0	26,190	38.58	10/11/2016
	11/7/2007		25,000	38.76	11/6/2017
						14,600 (4)	345,144 (5)	0	0
Barry W. Sanders	11/7/2002	9,517	0	20.12	11/6/2012
	11/19/2003	28,549 *	0	24.45	11/18/2013
	12/1/2004	23,795	0	29.01	12/1/2014
	10/12/2005	0	26,893	35.74	10/12/2015
	10/11/2006	0	15,476	38.58	10/11/2016
	11/7/2007		20,000	38.76	11/6/2017
						12,500 (4)	295,500 (5)	30,000 (6)	709,200 (7)
Claude L. Lopez	12/1/2004	23,795	0	29.01	12/1/2014
	10/12/2005	0	16,183	35.74	10/12/2015
	10/11/2006	0	15,476	38.58	10/11/2016
	11/7/2007	0	15,000	38.76	11/6/2017
						8,200 (4)	193,848 (5)	0	0
Denise S. Stump	11/7/2002	2,758	0	20.12	11/6/2012
	11/19/2003	22,601 *	0	24.45	11/18/2013
	12/1/2004	23,795	0	29.01	12/1/2014
	10/12/2005	0	26,893	35.74	10/12/2015
	10/11/2006	0	22,738	38.58	10/11/2016
	11/7/2007		19,100	38.76	11/6/2017
						14,000 (4)	330,960 (5)	0	0

(1)	Those awards shown with an asterisk (*) are SARs. All of the NSOs/SARs shown in columns (c) and (d) have a vesting date that is the third anniversary of the grant date shown in column (b), and an expiration date (shown in column (f)), that is 10 years from the date of grant.

(2)	Each NSO or SAR was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant. Column (e) shows the exercise price after the adjustments to account for the Special Dividend, where appropriate.

(3)	Reflects the aggregate number of shares of restricted stock for Mr. Hagedorn that have not vested as of September 30, 2008. All such shares will vest on October 12, 2008, October 11, 2009 or November 8, 2010, based on the original grant date of the respective award.

(4)	Reflects the aggregate number of shares of restricted stock for each NEO other than Mr. Hagedorn that have not vested as of September 30, 2008. All such shares will vest on October 12, 2008, October 11, 2009 or November 7, 2010, based on the original grant date of the respective award.

(5)	Reflects the market value of the shares of restricted stock that had not vested as of September 30, 2008. The value is calculated by multiplying column (g) by $23.64, which was the closing share price of the Common Shares on September 30, 2008, the last trading day of the 2008 fiscal year.

(6)	Reflects performance shares that have not vested as of September 30, 2008. With respect to the performance shares, up to 10,000 performance shares are subject to vesting on September 30, 2009 and up to 20,000 performance shares are subject to vesting on September 30, 2010.

(7)	Reflects the market value of the performance shares that had not vested as of September 30, 2008. The value is calculated by multiplying column (i) by $23.64, which was the closing share price of the Common Shares on September 30, 2008, the last trading day of the 2008 fiscal year.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with all exercises of NSOs or the vesting of shares of restricted stock for each NEO during the 2008 fiscal year.

Option Exercises and Stock Vested for 2008 Fiscal Year

	Option Awards				Stock Awards
	Number of Shares				Number of Shares
	Acquired on		Value Realized		Acquired on		Value Realized
Name	Exercise		on Exercise		Vesting		on Vesting
(a)	(#)(b)		($)(c)		(#)(d)		($)(e)

James Hagedorn	107,071	(1)	1,603,765	(2)	26,600	(3)	970,368	(5)
David C. Evans	0		0		0		0
Barry W. Sanders	0		0		5,038	(4)	134,061	(6)
Claude L. Lopez	21,411	(1)	364,619	(2)	0		0
Denise S. Stump	2,000	(1)	36,789	(2)	1,000	(3)	36,480	(5)

(1)	Reflects the number of Common Shares acquired upon exercise of NSOs by each NEO during the 2008 fiscal year.

(2)	Reflects the value realized upon exercise of NSOs and/or SARs by each NEO during the 2008 fiscal year. The value realized upon exercise of an NSO and/or SAR is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO and/or SAR, multiplied by the number of Common Shares acquired upon exercise. The value reported for Mr. Lopez is in U.S. dollars.

(3)	Reflects the number of Common Shares acquired by each NEO upon vesting of the related shares of restricted stock during the 2008 fiscal year.

(4)	Reflects the number of performance shares earned with respect to the 2008 fiscal year. A detailed description of the performance shares and the performance criteria for the 2008 fiscal year is provided in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs” within the CD&A.

(5)	Reflects the value realized upon the vesting of shares of restricted stock for each NEO during the 2008 fiscal year. The value realized upon the vesting of restricted stock is calculated by multiplying the number of Common Shares underlying the vested shares of restricted stock by the closing price of the underlying Common Shares on NYSE on the vesting date.

(6)	Reflects the value realized upon the performance share settlement date for Mr. Sanders during the 2008 fiscal year. The value realized upon settlement of the performance shares is calculated by multiplying the number of Common Shares underlying the settled performance shares by the closing price of the underlying Common Shares on NYSE on the November 5, 2008 settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the ten-year period ending December 31, 1997; times

(ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) years of benefit service through December 31, 1997

Compensation includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the value of a company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

Benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and also frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Under the Excess Pension Plan, executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the participation in the Associates’ Pension Plan and the Excess Pension Plan by James Hagedorn and David C. Evans, the only two NEOs who participate in either of the plans. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service may be earned after that date.

Pension Benefits at 2008 Fiscal Year-End

		Number of	Present
		Years	Value of
		Credited	Accumulated
Name	Plan Name	Service	Benefit
(a)	(b)	(#)(1)(c)	($)(2)(d)

James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	95,616
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	18,251
	Total		113,867
David C. Evans	The Scotts Company LLC Associates’ Pension Plan	3.0833	9,021
Barry W. Sanders	n/a	n/a	n/a
Claude L. Lopez	n/a	n/a	n/a
Denise S. Stump	n/a	n/a	n/a

(1)	The number of years of credited service shown for each participant, is the service earned under the respective plan. Both plans were frozen as of December 31, 1997; therefore, no service credit may be earned after that date. Mr. Hagedorn entered the Excess Pension Plan on January 1, 1996.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K filed with the SEC on November 25, 2008.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan. The ERP provides executives, including the NEOs, the opportunity to (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to Executive Incentive Pay (as defined in the ERP) awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. During the 2008 fiscal year, the ERP consisted of four parts:

•	Compensation Deferral, which allowed continued deferral of salary and bonus (other than annual cash incentive compensation under the EMIP).

•	Crediting of Company matching contributions that could not be made to the RSP due to certain statutory limits.

•	Executive Incentive Plan Deferral, which allowed the deferral of up to 100% of any cash incentive compensation earned under the EMIP. Payouts earned under the SIP for the 2008 fiscal year were not eligible for deferral.

•	Retirement contributions (referred to as “Base Retirement Contributions”), which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP. A Base Retirement Contribution was made to the ERP regardless of whether deferral elections were made under the ERP.

Non-Qualified Deferred Compensation for 2008 Fiscal Year

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last	Withdrawals/	Last Fiscal
Name	Year	Year	Fiscal Year	Distributions	Year End
(a)	($)(2)(b)	($)(3)(c)	($)(4)(d)	($)(e)	($)(5)(6)(f)

James Hagedorn	25,900	34,548	(270,122)	0	391,247
David C. Evans	10,688	19,533	(20,798)	0	92,810
Barry W. Sanders	15,000	16,879	(10,782)	0	94,676
Claude L. Lopez(1)	n/a	n/a	n/a	n/a	n/a
Denise S. Stump	4,791	9,262	(27,512)	0	94,320

(1)	Mr. Lopez is a French citizen and therefore not eligible to participate in the ERP.

(2)	This column includes contributions to the ERP made by Mr. Hagedorn, Mr. Evans, Mr. Sanders and Ms. Stump, respectively. These amounts are also included in the “Salary” column numbers reported in the Summary Compensation Table for 2008 Fiscal Year.

(3)	The method of determining these contributions is explained in the narrative preceding this table. These contributions are also included in the “Deferred Compensation Plans” column numbers reported in the table captioned “All Other Compensation Table (Supplements Summary Compensation Table)”.

(4)	This amount represents the aggregate market-based earnings (losses) for the 2008 fiscal year credited to each NEO’s account in accordance with the ERP. The benchmarked funds which may be chosen by a participant include a Company stock fund and mutual fund investments that are substantially consistent with the investment options permitted under the RSP. These amounts are not reflected in the Summary Compensation Table for 2008 Fiscal Year.

(5)	This amount represents the account balance for each NEO as of the end of the 2008 fiscal year. Distributions from the ERP generally begin after six months have elapsed from when a participant terminates employment (although, based on a previously-filed election, the participant may specify a later distribution date) and normally are paid in either a lump sum or in annual installments over no more than nine years, whichever the participant has elected. Distributions from the Company stock fund are always made in the form of whole Common Shares and the value of fractional Common Shares is distributed in cash. Distributions from one of the mutual fund investments are made in cash equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

(6)	Includes amounts reported as compensation in the Summary Compensation Table for 2008 Fiscal Year for previous fiscal years as follows: (1) Mr. Hagedorn, $29,500; (2) Mr. Evans, $17,835; (3) Mr. Sanders, $13,025; and (4) Ms. Stump, $11,715.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

In connection with the transactions contemplated by the Miracle-Gro Merger Agreement described on page 71 of this Proxy Statement, The Scotts Company entered into an employment agreement with James Hagedorn (the “Hagedorn Agreement”). Mr. Hagedorn serves as Chief Executive Officer and Chairman of the Board of Directors of the Company. The Hagedorn Agreement has a rolling two-year term, unless either party notifies the other party of his/its desire not to renew at least 30 days prior to the end of the first year of such two-year term. On March 18, 2005, the Hagedorn Agreement was assumed by Scotts LLC as part of the Restructuring Merger. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 for Mr. Hagedorn (his annual base salary was $600,000 for the 2008 fiscal year) and participation in the various benefit plans available to senior executive officers of the Company. Upon certain types of termination of employment (e.g., a termination by the Company for any reason other than “cause” (as defined in the Hagedorn Agreement) or a termination by Mr. Hagedorn constituting “good reason” (also as defined)), he will become entitled to receive certain severance benefits including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years (which would have been three times the sum of (a) $600,000 and (b) $416,880, based on his annual base salary as of September 30, 2008 and his annual bonuses for the fiscal years ended September 30, 2008, 2007 and 2006). Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated. The Hagedorn Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Hagedorn from disclosing confidential information about the Company and from competing with the Company during his employment therewith and, upon termination for cause or due to disability, or in the event Mr. Hagedorn terminates his employment without good reason, for an additional three years thereafter.

On September 10, 2008, Scotts LLC executed an employment agreement with Mark R. Baker (the “Baker Agreement”). Mr. Baker executed the Baker Agreement on September 9, 2008. The term of the Baker Agreement is three years commencing as of October 1, 2008, with automatic one-year extensions thereafter unless either Scotts LLC or Mr. Baker gives written notice no later than April 1 prior to the end of the then current term that such party does not wish the next automatic extension to occur. If at any time during the initial three-year term a change in control (as defined in the Baker Agreement) occurs, then the term of the Baker Agreement will be the later of the remainder of the initial three-year term or two years beyond the month in which the effective date of the change in control occurs. Mr. Baker will receive an annual base salary of $900,000, which base salary will be reviewed at least annually by the Compensation Committee to determine whether and to what extent it will be adjusted. Mr. Baker may also be entitled to an annual bonus award equal to 75% of his base salary, depending on actual business results. In addition, Mr. Baker is entitled to receive long-term incentive awards which on the date of grant will have a value targeted to be approximately $1,200,000, $2,700,000 and $3,300,000, for the initial three years of the term, respectively. These long-term incentive awards will be granted under terms and a vesting schedule substantially similar to those established for Scotts LLC’s senior executives. The Baker Agreement further provides Mr. Baker a one-time transition bonus of $850,000, less applicable taxes, and 36,000 restricted Common Shares which vest over a three-year period. The restricted Common Shares were granted in a separate Restricted Stock Award Agreement which requires compliance with certain non-competition and non-solicitation provisions while Mr. Baker is employed by Scotts LLC and for two years thereafter. Finally, the Baker Agreement provides Mr. Baker with lump-sum relocation benefits of $500,000, less applicable taxes.

The Baker Agreement contains provisions for termination in the event of death or disability, voluntary termination by Mr. Baker or termination for cause as described more fully below. It also contains provisions providing relief to Mr. Baker in the event of termination by Scotts LLC without cause, or voluntary termination by Mr. Baker for good reason, which generally would entitle Mr. Baker to a severance payment equal to three times the sum of his annual base salary and his average bonus received over the past three years, a pro rated bonus award, a lump sum payment representing Scotts LLC’s portion of the monthly cost of his medical and dental insurance benefits as of the effective date of termination multiplied by twelve, and all other benefits as to which he had a vested right. For termination by Scotts LLC without cause or voluntary termination by Mr. Baker with good reason, each following a change in control, the Baker Agreement provides that Mr. Baker would receive a severance payment equal to two times the sum of his annual base salary and the target bonus for the fiscal year of termination, a prorated target bonus award for the fiscal year of termination, a lump sum equivalent to 18 months of health care premiums, and all other benefits as to which he had achieved a vested right.

On November 19, 2007, Scotts LLC executed employment agreements with Barry W. Sanders, David C. Evans and Denise S. Stump to reflect the terms and conditions of their respective employment with Scotts LLC. Messrs. Sanders and Evans executed their employment agreements on November 16, 2007 and December 3, 2007, respectively and Ms. Stump executed her employment agreement on December 11, 2007.

The initial terms of their employment agreements extend from October 1, 2007 through September 30, 2010, subject to earlier termination as provided in the agreement. The term of each of the employment agreements will automatically extend for successive one-year terms thereafter unless either Scotts LLC or the respective executive officer gives written notice at least 60 days prior to the end of his/her then current term that such party does not wish the next automatic extension to continue the employment agreement. If a change in control (as such term is defined in the employment agreements) occurs during the initial three-year term of the employment agreement or any successive term, the term of the employment agreement will be the later of (1) the remainder of the initial three-year term or (2) two years beyond the month in which the effective date of such change in control occurs.

The employment agreements provide for an annual base salary of $400,000, $440,000 and $321,400 for Mr. Sanders, Mr. Evans and Ms. Stump, respectively. The Compensation Committee will review each of their base salary at least annually to determine whether and to what extent it will be adjusted.

Under the employment agreements, Mr. Sanders, Mr. Evans and Ms. Stump are eligible to receive an annual incentive compensation (bonus) award based upon performance targets and award levels determined by the Compensation Committee in accordance with Scotts LLC’s annual incentive compensation plan for executives. In addition, they are eligible to receive a long-term incentive award based upon performance targets and award levels determined by the Compensation Committee in accordance with the long-term incentive compensation plan for Scotts LLC’s executives.

Pursuant to each of the executive employment agreements, including the Baker Agreement, Scotts LLC will provide all retirement and employee benefits which Scotts LLC makes available to its other executives and employees, subject to the applicable eligibility requirements of the underlying benefit arrangements. Scotts LLC will also provide an annual automobile allowance and an annual allowance for personal financial planning.

If the employment of Mr. Baker, Mr. Sanders, Mr. Evans or Ms. Stump is terminated due to his/her death or disability, Scotts LLC will pay the respective executive officer (1) his/her base salary (subject to an offset, in the case of disability, for any disability payments) through the effective date of termination (within 30 days of termination), (2) a prorated target annual bonus award based on his/her respective target bonus opportunity for the year in which termination occurs (within 70 days of termination and subject to the individual or his/her estate, as applicable, signing and not revoking a release within 60 days of termination) and (3) all other rights and benefits as to which the individual is vested under Scotts LLC’s other plans and programs.

Mr. Sanders, Mr. Evans or Ms. Stump may voluntarily terminate his/her employment agreement without good reason upon 60 days’ prior written notice to Scotts LLC, which notice period may be waived by Scotts LLC. In the event of voluntary termination, Scotts LLC will pay to the respective executive officer (including Mr. Baker) (1) his/her accrued and unpaid base salary through the effective date of termination (within 30 days of termination) and (2) all other benefits to which the individual has a vested right as of the effective date of termination under the applicable terms of Scotts LLC’s other plans and programs.

In the event that Mr. Sanders, Mr. Evans or Ms. Stump is terminated by Scotts LLC without cause or by the respective executive officer with good reason (as such terms are defined in the employment agreement)

unrelated to a change in control, the individual will be entitled to receive (1) all accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times his/her base salary then in effect, (3) a lump sum payment equal to one time his/her target annual bonus award then in effect, (4) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his/her medical and dental insurance benefits as of the effective date of termination multiplied by twelve and (5) all other benefits to which the individual has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs. The lump sum payments described above are payable within 70 days of the effective date of termination and are subject to the appropriate executive officer signing and not revoking a release within 60 days following his/her termination.

If Scotts LLC terminates Mr. Baker, Mr. Sanders, Mr. Evans or Ms. Stump for cause, Scotts LLC will pay the respective executive officer his/her base salary through the effective date of termination (within 30 days following his termination) and he/she will immediately forfeit all other rights and benefits (other than vested benefits) he/she would otherwise be entitled to receive under the employment agreement.

In the event that, within two years following a change in control, Scotts LLC terminates the Mr. Sanders, Mr. Evans or Ms. Stump for any reason other than death, disability or cause or he/she terminates his/her employment for good reason, Scotts LLC will pay (1) the individual’s accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times his/her annual base salary then in effect, (3) a lump sum payment equal to two times his/her target annual bonus award then in effect, (4) a lump sum payment equal to a prorated target annual bonus award based on his/her target bonus opportunity for the fiscal year in which the termination occurs, (5) a lump sum payment representing Scotts LLC’s portion of the monthly cost of his/her medical and dental insurance benefits as of the effective date of termination multiplied by 24 and (6) all other benefits to which the individual has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs.

The employment agreements do not supersede or nullify Mr. Baker’s, Mr. Sanders’, Mr. Evans’ or Ms. Stump’s existing confidentiality, noncompetition and nonsolicitation agreements with Scotts LLC, which agreements remain in full force and effect.

On July 1, 2001, Scotts France SAS entered into an employment agreement with Claude L. Lopez (the “Lopez Agreement”). The Lopez Agreement does not have a fixed term and is terminable by either party upon due observance of the applicable notice period set forth in the Chemical Industries National Collective Agreement, Amendment III (the “CINC Agreement”). The Lopez Agreement provides that it automatically terminates upon Mr. Lopez reaching the standard retirement age of the Company. Throughout this Proxy Statement, all amounts paid to Mr. Lopez, who is paid in Euros, have been converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

Pursuant to the Lopez Agreement, Mr. Lopez is entitled to an annual base salary, which is currently equivalent to $496,547 (which includes an “expatriation allowance” of $75,745). The “expatriation allowance,” which is equal to 18% of Mr. Lopez’s annual base salary, is a tax-advantaged supplement frequently paid to executives in France who routinely travel outside of France for business. In addition, Mr. Lopez is eligible to receive an annual incentive (bonus) award based upon performance targets and award levels determined by the Compensation Committee in accordance with Scotts LLC’s annual incentive plan for executives as well as long-term incentive awards in accordance with the long-term incentive plan for executives of Scotts LLC and its subsidiaries.

Under the Lopez Agreement, Scotts France SAS will provide all retirement and employee benefits that Scotts France SAS makes available to its other executives and employees in France, subject to the applicable eligibility requirements of the underlying benefit arrangements. In addition, Scotts France SAS will provide Mr. Lopez with a $4,000 annual allowance for personal financial planning and with a company-paid automobile, the personal use of which was valued at $6,466 for the most recent fiscal year. In the 2008 fiscal year, Mr. Lopez also received a payout of $69,360 as compensation for 39 accumulated vacation days that Mr. Lopez had not used.

The Lopez Agreement does not specifically provide for payments to Mr. Lopez if he is terminated as a result of his death or disability, if he is terminated without cause, or if he were to voluntarily terminate the agreement. However, he would be entitled to certain benefits, including under the CINC Agreement, if he were dismissed for any reason other than serious misconduct. Given that the application of French labor laws and customs are influenced by the facts and circumstances surrounding the termination of employment, it is difficult to ascertain the actual amount of benefits to which Mr. Lopez would be entitled in the event of termination. At a minimum, the CINC Agreement provides that if Mr. Lopez is dismissed by Scotts France SAS for any reason (including his dismissal due to disability) other than for serious misconduct, he would be entitled to a lump sum severance payment equal to a specified percentage (40% as of September 30, 2008) of his monthly salary plus his annual incentive award, multiplied by his years of service with Scotts France SAS and any of its affiliates (approximately seven and one-half years as of September 30, 2008). The amount of this payment is based on the following three factors at the time of his dismissal: his position with the company, his seniority and his age. For purposes of calculating the severance payment under the CINC Agreement, Mr. Lopez’ monthly compensation would be the greater of (1) the last monthly compensation amount paid before Mr. Lopez’ dismissal and (2) the average of his last 12 months of compensation prior to his dismissal (in both cases, excluding certain non-recurring items). The severance payment may not exceed an amount equal to 20 months of salary.

If Mr. Lopez voluntarily retires on or after age 65, the CINC Agreement provides that he will be entitled to a lump sum payment equal to a specified number of months of salary (two months as of September 30, 2008) based on his years of service with Scotts France SAS and any of its affiliates (approximately seven and one-half years as of September 30, 2008). For purposes of calculating the severance payment under the CINC Agreement, Mr. Lopez’ monthly salary would be the greater of (1) the full monthly remuneration paid to Mr. Lopez before the six-month notice period begins, and (2) the monthly average of his last 12 months of salary before the six-month notice period begins, excluding any bonus payment made on a non-recurring basis or reimbursements for professional expenses.

Mr. Lopez is not subject to any confidentiality, non-competition or non-solicitation covenants.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

The Company and Scotts LLC have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company.

Employment Agreements:  Scotts LLC has entered into employment agreements with Mr. Hagedorn, Mr. Evans, Mr. Sanders, Mr. Lopez and Ms. Stump, the Company’s NEOs, and Mr. Baker, the Company’s President and Chief Operating Officer. Under the terms of these employment agreements, described above in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS — Employment Agreements,” each NEO and Mr. Baker may be eligible for severance and continued compensation and benefit eligibility as summarized in the table below. For purposes of this disclosure, the employment agreement for Mr. Baker is treated as if it was in effect on the last day of the 2008 fiscal year.

Termination Due to:	Base Salary*	Annual Incentive	Welfare Benefits

Death	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs
Disability	No additional payments	Prorated Target Annual Bonus Award	Per terms of applicable plans and programs
Voluntary by Executive	No additional payments	No payment (per terms of plan)	Per terms of applicable plans and programs
Without Cause or by Executive with Good Reason	Lump sum equal to two years base salary**	One times Target Annual Bonus Award**	Lump sum equivalent to 12 months of health care premiums. Other benefits per terms of applicable plans and programs
For Cause	No additional payments	No payment (per terms of plan)	Per terms of applicable plans and programs
Within Two Years Subsequent to Change in Control without Cause or by Executive with Good Reason	Lump sum equal to two times base salary	(a) Lump sum equal to two times Target Annual Bonus Award; plus (b) Prorated Target Annual Bonus for the year of termination	Lump sum equivalent to 24 months of health care premiums.*** Other benefits per terms of applicable plans and programs

*	In each circumstance surrounding a separation of employment from Scotts LLC, base salary payments discontinue after the effective date of termination.

**	Mr. Baker is entitled to a lump-sum payment equal to three times the sum of (i) his then current base salary and (ii) his average annual bonus award over the preceding three completed fiscal years.

***	Mr. Baker is entitled to a lump sum equivalent to 18 months of health care premiums. Mr. Hagedorn is entitled to continuation of his then-current health and welfare benefits for a period of three years following the date of termination.

The specific obligations to each of the NEOs and Mr. Baker are detailed in separate tables that follow.

Equity-Based Compensation Plans:  As previously mentioned, grants of NSOs/SARs and restricted stock are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs/SARs	Unvested Restricted Stock	Unvested Performance Shares

Retirement	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination
Death or Disability	Vest on date of termination	Forfeited on date of termination	Forfeited on date of termination
For Cause	All unvested and unexercised NSOs/SARs are forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination
Any Other Reason	Forfeited on date of termination	Forfeited on date of termination	Forfeited on date of termination
Subsequent to Change in Control	Generally vest	Generally vest	Generally vest

Retirement:  A voluntary termination after a participant reaches age 62, or reaches age 55 with 10 years of service.

Disability:  A participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity.

Upon a change in control of the Company, outstanding options and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per share associated with the cancelled option or SAR; provided, however, such cancellation may not take affect if either (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the options and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding options and SARs within 15 days of the date of the change in control.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2008, the last day of the 2008 fiscal year (and, given the material revisions to Mr. Hagedorn’s compensation structure that took effect on October 1, 2008, further assuming that such revised compensation structure was in place on September 30, 2008). For further information concerning the outstanding NSOs, SARs and shares of restricted stock held by Mr. Hagedorn as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits	Involuntarily Without		Involuntarily Without
and Payments	Cause or Good Reason		Cause or Good Reason	Death
Upon Termination	Termination	CIC Only	Termination (CIC)	or Disability

Compensation:
Base Salary(1)	$3,000,000	—	$3,000,000	—
EMIP(2)	1,250,640	—	1,250,640	—
EMIP — Pro Rata Payout	—	—	—	—
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and accelerated(3)	—	—	—	—
Restricted Stock:
Unvested and Accelerated(4)	—	$2,241,072	2,241,072	—
Accrued Dividends(5)	—	586,150	586,150	—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(6)	40,474	—	40,474	—
Accrued Retirement Benefits:
Assoc. Pension Plan(7)	95,616	—	95,616	$95,616
Excess Benefit Plan(8)	18,251	—	18,251	18,251
RSP(9)	653,058	—	653,058	653,058
ERP(9)	391,247	—	391,247	391,247
Total:	$5,449,286	$2,827,222	$8,276,508	$1,158,172

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times the executive’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to three times the highest annual bonus paid to the executive in the three years preceding the date of termination.

(3)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(4)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(5)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(6)	Continuation of certain health and welfare benefits for a period of three years following the date of termination.

(7)	Lump-sum payment of cash equal to the executive’s accrued benefits under the Associates’ Pension Plan.

(8)	Lump-sum payment of cash equal to the executive’s accrued benefits under the Excess Pension Plan.

(9)	Reflects respective account balances as of September 30, 2008.

Termination of Employment and Change in Control — Mark R. Baker

The following table describes the approximate payments that would be made to Mr. Baker pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2008, the last day of the 2008 fiscal year (and further assuming the Baker Agreement, which was not effective until October 1, 2008, was in effect on September 30, 2008). For further information concerning the outstanding NSOs and shares of restricted stock held by Mr. Baker as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits	Involuntarily Without			Involuntarily Without
and Payments	Cause or Good Reason			Cause or Good Reason		Death
Upon Termination	Termination		CIC Only	Termination (CIC)		or Disability

Compensation:
Base Salary(1)	$2,700,000		—	$1,800,000		—
EMIP(2)	2,025,000		—	1,350,000		—
EMIP — Pro Rata Payout	385,425	(3)	—	675,000	(4)	$675,000	(4)
Long-term Incentives	—		—	—		—
Stock Options:
Unvested and Accelerated(5)	—		—	—		—
Restricted Stock:
Unvested and Accelerated(6)	—		$851,040	851,040		851,040
Accrued Dividends	—		—	—		—
Deferred Stock Units:
Unvested and Accelerated(7)	—		3,086	3,086		3,086
Dividend Equivalents(8)	—		912	912		912
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(9)	11,954		—	17,932		—
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—	—		—
Excess Benefit Plan	—		—	—		—
RSP(10)	—		—	—		—
ERP(10)	—		—	—		—
Total:	$5,122,379		$855,038	$4,697,970		$1,530,038

(1)	Lump-sum payment of cash severance benefit in an amount equal to three or two times the executive’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to three or two times the executive’s actual annual bonus award (estimated at 57.1% of target) or target annual bonus award, respectively.

(3)	Lump-sum payment of cash in an amount equal to the executive’s actual annual bonus award (estimated at 57.1% of target), prorated through the date of termination (assuming he was employed throughout the entire 2008 fiscal year).

(4)	Lump-sum payment of cash in an amount equal to the executive’s target annual bonus award, prorated through the date of termination (assuming he was employed throughout the entire 2008 fiscal year).

(5)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(6)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(7)	Immediate vesting of all unvested DSUs, valued based on the Common Share price as of September 30, 2008.

(8)	Immediate vesting of all unvested dividend equivalents, valued based on the Common Share price as of September 30, 2008.

(9)	Lump-sum payment of cash equal to one or one and one-half times the annual premiums for COBRA continuation coverage of the executive’s medical and dental benefits.

(10)	As of September 30, 2008, Mr. Baker was not eligible to participate in either the RSP or the ERP.

Termination of Employment and Change in Control — David C. Evans

The following table describes the approximate payments that would be made to Mr. Evans pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2008, the last day of the 2008 fiscal year. For further information concerning the outstanding NSOs, SARs and shares of restricted stock held by Mr. Evans as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits	Involuntarily Without		Involuntarily Without
and Payments	Cause or Good Reason		Cause or Good Reason	Death
Upon Termination	Termination	CIC Only	Termination (CIC)	or Disability

Compensation:
Base Salary(1)	$880,000	—	$880,000	—
EMIP(2)	242,000	—	484,000	—
EMIP — Pro Rata Payout(3)	—	—	242,000	$242,000
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and Accelerated(4)	—	—	—	—
Restricted Stock:
Unvested and Accelerated(5)	—	$345,144	345,144	—
Accrued Dividends(6)	—	81,900	81,900	—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(7)	13,368	—	26,736	—
Accrued Retirement Benefits:
Assoc. Pension Plan(8)	9,021	—	9,021	9,021
Excess Benefit Plan	—	—	—	—
RSP(9)	373,311	—	373,311	373,311
ERP(9)	92,810	—	92,810	92,810
Total:	$1,610,510	$427,044	$2,534,923	$717,142

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times the executive’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to one or two times the executive’s target annual bonus award.

(3)	Lump-sum payment of cash in an amount equal to the executive’s target annual bonus award, prorated through the date of termination.

(4)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(5)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(6)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(7)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of the executive’s medical and dental benefits.

(8)	Lump-sum payment of cash equal to the executive’s accrued benefits under the Associates’ Pension Plan.

(9)	Reflects respective account balances as of September 30, 2008.

Termination of Employment and Change in Control — Barry W. Sanders

The following table describes the approximate payments that would be made to Mr. Sanders pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2008, the last day of the 2008 fiscal year. For further information concerning the outstanding NSOs, SARs, shares of restricted stock and performance shares held by Mr. Sanders as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits	Involuntarily Without		Involuntarily Without
and Payments	Cause or Good Reason		Cause or Good Reason	Death
Upon Termination	Termination	CIC Only	Termination (CIC)	or Disability

Compensation:
Base Salary(1)	$800,000	—	$800,000	—
EMIP(2)	220,000	—	440,000	—
EMIP — Pro Rata Payout(3)	—	—	220,000	$220,000
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and Accelerated(4)	—	—	—	—
Restricted Stock:
Unvested and Accelerated(5)	—	$295,500	295,500	—
Accrued Dividends	—	72,100	72,100	—
Performance Shares	—	—	—	—
Unvested and Accelerated(6)	—	709,200	709,200	—
Accrued Dividends(7)	—	15,000	15,000	—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(8)	13,368	—	26,736	—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—	—	—
Excess Benefit Plan	—	—	—	—
RSP(9)	201,206	—	201,206	201,206
ERP(9)	94,677	—	94,677	94,677
Total:	$1,329,251	$1,091,800	$2,874,419	$515,883

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times the executive’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to one or two times the executive’s target annual bonus award.

(3)	Lump-sum payment of cash in an amount equal to the executive’s target annual bonus award, prorated through the date of termination.

(4)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(5)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(6)	Immediate vesting of all unvested performance shares based on the Common Share price as of September 30, 2008.

(7)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(8)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of the executive’s medical and dental benefits.

(9)	Reflects respective account balances as of September 30, 2008.

Termination of Employment and Change in Control — Claude L. Lopez

The Lopez Agreement does not specifically provide for payments to Mr. Lopez if he is terminated as a result of his death or disability, if he is terminated without cause, or if he were to voluntarily terminate the agreement. However, he would be entitled to certain benefits, including under the CINC Agreement, if he were dismissed for any reason other than serious misconduct. Given that the application of French labor laws and customs are influenced by the facts and circumstances surrounding the termination of employment, it is difficult to ascertain the actual amount of benefits to which Mr. Lopez would be entitled in the event of termination. The following table describes the approximate minimum payments that Mr. Lopez would be entitled to under the CINC Agreement in the event of his dismissal under the circumstances described below or in the event of a change of control of the Company, assuming such dismissal or change of control took place on September 30, 2008, the last day of the 2008 fiscal year. For further information concerning the outstanding NSOs, SARs and shares of restricted stock held by Mr. Lopez as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits			Involuntarily Without
and Payments	Involuntarily Without		Serious Misconduct
Upon Termination(1)	Serious Misconduct	CIC Only	(CIC)	Death or Disability

Compensation:
Base Salary(2)	$216,981	—	$216,981	$216,981 (Disability only	)
EMIP	—	—	—	—
EMIP — Pro Rata Payout	—	—	—	—
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and Accelerated(3)	—	—	—	—
Restricted Stock:
Unvested and Accelerated(4)	—	$193,848	193,848	—
Accrued Dividends(5)	—	49,600	49,600	—
Benefits and Perquisites(6):
Continuation of Health & Welfare Benefits	—	—	—	—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—	—	—
Excess Benefit Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
Total:	$216,981	$243,448	$460,429	$216,981

(1)	Mr. Lopez’ compensation, which is paid in Euros, is converted to U.S. Dollars at an exchange rate of 1.4069 USD per Euro, which is the same exchange rate used for financial accounting purposes as of September 30, 2008.

(2)	Lump-sum payment equal to 40% of the sum of Mr. Lopez’ monthly salary, monthly expatriation allowance and 1/12 of his annual target incentive opportunity, multiplied by 7.5 (his approximate years of service), plus one additional month of Salary.

(3)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(4)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(5)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(6)	Mr. Lopez is not eligible for any benefit or perquisite payments because of his current age and provisions applicable to him as a French executive.

Termination of Employment and Change in Control — Denise S. Stump

The following table describes the approximate payments that would be made to Ms. Stump pursuant to her employment agreement or other plans or individual award agreements in the event of her termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2008, the last day of the 2008 fiscal year. For further information concerning the outstanding NSOs, SARs and shares of restricted stock held by Ms. Stump as of September 30, 2008, please see the table captioned “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 45 of this Proxy Statement.

Executive Benefits	Involuntarily Without		Involuntarily Without
and Payments	Cause or Good Reason		Cause or Good Reason	Death
Upon Termination	Termination	CIC Only	Termination (CIC)	or Disability

Compensation:
Base Salary(1)	$642,800	—	$642,800	—
EMIP(2)	176,770	—	353,540	—
EMIP — Pro Rata Payout(3)	—	—	176,770	$176,770
Long-term Incentives	—	—	—	—
Stock Options:
Unvested and Accelerated(4)	—	—	—	—
Restricted Stock:
Unvested and Accelerated(5)	—	$330,960	330,960	—
Accrued Dividends(6)	—	86,450	86,450	—
Benefits and Perquisites:
Continuation of Health & Welfare Benefits(7)	9,760	—	19,520	—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—	—	—
Excess Benefit Plan	—	—	—	—
RSP(8)	231,984	—	231,984	231,984
ERP(8)	94,320	—	94,320	94,320
Total:	$1,155,634	$417,410	$1,936,344	$503,074

(1)	Lump-sum payment of cash severance benefit in an amount equal to two times the executive’s base salary.

(2)	Lump-sum payment of cash severance benefit in an amount equal to one or two times the executive’s target annual bonus award.

(3)	Lump-sum payment of cash in an amount equal to the executive’s target annual bonus award, prorated through the date of termination.

(4)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between the Common Share price as of September 30, 2008 and the respective exercise prices. None of the outstanding unvested stock options had an exercise price less than the Common Share price as of September 30, 2008.

(5)	Immediate vesting of all unvested shares of restricted stock, valued based on the Common Share price as of September 30, 2008.

(6)	Immediate vesting of all deferred cash dividends associated with the unvested shares of restricted stock.

(7)	Lump-sum payment of cash equal to one or two times the Company’s annual portion of the cost of the executive’s medical and dental benefits.

(8)	Reflects respective account balances as of September 30, 2008.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

Mr. Baker, Mr. Sanders, Mr. Evans and Ms. Stump are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (which are incorporated by reference into their respective employment agreements), pursuant to which each executive officer agrees to maintain the confidentiality of any “confidential information” (as that term is defined in the employee confidentiality, noncompetition, nonsolicitation agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the participant’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The employee confidentiality, noncompetition, nonsolicitation agreement also contains provisions which prevent a participant from engaging in specified competitive and solicitation activities during the participant’s employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the confidentiality, noncompetition, nonsolicitation agreement will result in forfeiture of any future payment under the EMIP and will oblige the participant to return to Scotts LLC any monies paid to the participant under the EMIP within the three years prior to breach.

Mr. Hagedorn is not a party to a separate confidentiality, noncompetition, nonsolicitation agreement in light of the provisions contained in his employment agreement with Scotts LLC addressing confidentiality, noncompetition and nonsolicitation.

EQUITY COMPENSATION PLAN INFORMATION

There are five equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third party service providers:

•	the 1996 Plan;

•	the 2003 Plan;

•	the 2006 Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the 1996 Plan, the 2003 Plan, the 2006 Plan and the Discounted Stock Purchase Plan, all of which are shareholder approved, as a group and for the ERP, which is not shareholder approved, in each case as of September 30, 2008. No disclosure is included in respect of the RSP which is intended to meet the qualification requirements of IRC § 401(a). The information is shown with the adjustments for (i) the 2-for-1 stock split of the Common Shares distributed on November 9, 2005 to shareholders of record at the close of business on November 2, 2005 and (ii) the Special Dividend paid on March 5, 2007.

					(c)
	(a)		(b)		Number of Common Shares
	Number of Common		Weighted-Average		Remaining Available for
	Shares to be Issued		Exercise Price of		Future Issuance Under
	Upon Exercise of		Outstanding		Equity Compensation Plans
	Outstanding Options,		Warrants and		(Excluding Common Shares
Plan Category	Warrants and Rights		Rights		Reflected In Column (a))

Equity compensation plans approved by shareholders	6,263,203	(1)	$28.65	(2)	2,707,135	(3)
Equity compensation plans not approved by shareholders	40,039	(4)	n/a		n/a	(5)
Total	6,303,242		$28.65	(2)	2,707,135

(1)	Includes 1,634,800 Common Shares issuable upon exercise of options granted under the 1996 Plan, 2,241,752 Common Shares issuable upon exercise of options and SARs granted under the 2003 Plan, 1,960,432 Common Shares issuable upon exercise of options granted under the 2006 Plan, 85,000 Common Shares issuable upon vesting of restricted stock granted under the 2003 Plan and 264,465 Common Shares issuable upon vesting of restricted stock granted under the 2006 Plan, 30,271 Common Shares issuable upon vesting of DSUs granted under the 2006 Plan and 40,000 Common Shares representing the maximum number of performance shares granted under the 2006 Plan which may be earned if the applicable performance goals are satisfied. Also includes 3,174 and 3,309 Common Shares attributable to stock units received by non-employee directors in lieu of their annual cash retainer and held in their accounts under the 1996 Plan and the 2003, respectively. The terms of the DSUs and the stock units are described in this Proxy Statement in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.” The terms of the performance shares are described in this Proxy Statement in the section captioned “Our Compensation Practices — Setting Compensation Levels for Other NEOs — Performance Shares” within the CD&A.

(2)	Represents the weighted-average exercise price of outstanding options granted under the 1996 Plan, of outstanding options and SARs granted under the 2003 Plan and of outstanding options granted under the 2006 Plan, together with the weighted-average price of outstanding stock units held in the accounts of non-employee directors under the 1996 Plan, the 2003 Plan and the 2006 Plan. Also see the discussion in note (1) above with respect to DSUs and performance share awards granted under the 2006 Plan. The weighted-average exercise price does not take these awards into account.

(3)	Includes 2,527,155 Common Shares authorized and remaining available for issuance under the 2006 Plan, as well as 179,980 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 179,980 Common Shares, 2,620 Common Shares were subject to purchase rights as of September 30, 2008 and were purchased on October 6, 2008.

(4)	Includes Common Shares credited to the benchmark Company stock fund within the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share.

(5)	The terms of the ERP do not provide for a specified limit on the number of Common Shares which may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Distributions from the ERP generally begin after six months have elapsed from when a participant terminates employment (although the participant may specify a later date) and normally are paid in either a lump sum or in annual installments over no more than nine years, whichever the participant has elected. Distributions from accounts benchmarked against the Company stock fund always are made in the form of whole Common Shares and the value of fractional Common Shares is distributed in cash. Distributions from accounts benchmarked against the mutual fund investments are made in cash equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for employees of the Company and any subsidiary of the Company designated for participation in the Discounted Stock Purchase Plan to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of Common Shares. All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges which entitle eligible employees to purchase Common Shares at a price (the “DSPP Purchase Price”) equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period.

The Discounted Stock Purchase Plan is administered by a committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee establishes the number of Common Shares that may be acquired during each offering period and administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the Committee and announced to eligible employees before the beginning of the applicable offering period.

Any U.S.-based full-time or permanent part-time employee of the Company, or a designated subsidiary of the Company, who has reached age 18, is not a seasonal employee (as determined by the Committee), has been an employee for at least 15 days before the first day of the applicable offering period and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company, or a designated subsidiary of the Company, who meets the eligibility criteria established by the Committee and agrees to comply with the terms of the Discounted Stock Purchase Plan is also eligible to participate in the Discounted Stock Purchase Plan. Upon enrollment, a participant must elect the rate at which the participant will make payroll contributions for the purchase of Common Shares. Elections may be in an amount of not less than $10 per offering period or more than $24,000 per Plan Year, unless the Committee specifies different minimum and/or maximum amounts at the beginning of the offering period. The contribution rate elected by a participant will continue in effect until modified by the participant.

A participant’s contributions are credited to the plan account maintained on the participant’s behalf. As of the last day of each offering period, the value of each participant’s plan account is divided by the DSPP Purchase Price established for that offering period. Each participant is deemed to have purchased the number of whole and fractional Common Shares produced by this calculation. As promptly as practicable after the end of each offering period, the Company issues or transfers the Common Shares purchased by a participant during that offering period to the custodian for the Discounted Stock Purchase Plan for transfer into that participant’s custodial account.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a participant’s custodial account (and may not be sold) until the earlier of (1) the beginning of the offering period following the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the Common Shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

The Common Shares are its only outstanding class of voting securities. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of November 26, 2008 (unless otherwise indicated below) by each of the current directors of the Company, by each of the individuals named in the Summary Compensation Table for 2008 Fiscal Year on page 38 and by all current directors and executive officers of the Company as a group, as well as by persons known to the Company to beneficially own more than 5% of the Company’s outstanding Common Shares.

	Amount and Nature of Beneficial Ownership(1)(2)
			Common Share Equivalents
			Presently Held(3)
				Distributable in Common Shares
						Unvested
				Vested or		and Not
	Common			Scheduled		Scheduled
	Shares			to Vest		to Vest
	Presently		Distributable	Within		Within				Percent of
Name of Beneficial Owner	Held		in Cash	60 Days		60 Days		Options/SARs*	Total**	Class(3)(4)

Mark R. Baker(5)	43,000	(6)	1,451	0		19,725	(7)	33,342	76,342	(8)
Arnold W. Donald	2,000		0	4,458	(9)	0		109,480	115,938	(8)
David C. Evans(10)	20,600	(11)	0	0		36,483	(12)	71,145	91,745	(8)
Joseph P. Flannery	4,000		0	2,474	(13)	0		121,372	127,846	(8)
James Hagedorn(10)	20,666,808	(14)	0	17,518	(15)	63,700	(16)	1,520,639	22,204,965	33.19%
Thomas N. Kelly Jr.	0		0	0		2,604	(17)	21,442	21,442	(8)
Carl F. Kohrt, Ph.D.	0		0	0		3,125	(18)	0	0	(8)
Katherine Hagedorn Littlefield	20,548,977	(19)	0	2,474	(20)	0		98,769	20,650,220	31.54%
Claude L. Lopez(10)	8,200	(21)	0	0		40,400	(22)	23,795	31,995	(8)
Karen G. Mills	10,000		0	6,562	(23)	0		147,548	164,110	(8)
Nancy G. Mistretta	0		0	0		2,800	(24)	0	0	(8)
Patrick J. Norton	102,700	(25)	0	2,149	(26)	0		154,761	259,610	(8)
Barry W. Sanders(10)	14,926	(27)	0	0		36,483	(28)	88,754	103,680	(8)
Stephanie M. Shern	2,000		0	0		2,929	(29)	72,599	74,599	(8)
John S. Shiely	2,000		0	0		2,604	(30)	14,300	16,300	(8)
Denise S. Stump(10)	13,645	(31)	0	386	(32)	41,483	(33)	76,047	90,078	(8)
All current directors and executive officers as a group (19 individuals)	20,928,184	(34)	1,451	36,021		329,502	(35)	2,607,059	23,571,264	34.65%
Hagedorn Partnership, L.P.	20,548,977	(36)	0	0		0		0	20,548,977	31.43%
800 Port Washington Blvd., Port Washington, NY 11050
Morgan Stanley and affiliated institutional investment managers(37)	7,402,378	(38)	0	0		0		0	7,402,378	11.32%
1585 Broadway New York, NY 10036
EARNEST Partners, LLC(39)	4,347,210	(40)	0	0		0		0	4,347,210	6.65%
1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309
M&G Investment Funds 1(41)	3,353,004	(42)	0	0		0		0	3,353,004	5.13%
Governor’s House, Laurence Pountney Hill, London, EC4R 0HH, England

*	Amounts represent Common Shares which can be acquired upon exercise of options/SARs which are currently exercisable or will first become exercisable within 60 days.

**	Amounts represent the total of all Common Shares presently held, all Common Share equivalents presently held which are distributable in Common Shares and which have vested or are scheduled to vest within 60 days, and all Common Shares which can be acquired upon exercise of options/SARs which are currently exercisable or will first become exercisable within 60 days.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	All Common Share amounts have been adjusted to account for the Special Dividend paid on March 5, 2007.

(3)	“Common Share Equivalents Presently Held” figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the named individual’s bookkeeping account under the ERP; (b) Common Shares subject to stock units (and related dividend equivalents) held by the named director as a result of the director’s election to receive all or a portion of the director’s annual cash retainers in the form of stock units rather than cash in accordance with the terms of the 1996 Plan, the 2003 Plan and the 2006 Plan; (c) Common Shares which are the subject of DSUs granted to the named directors (together with related dividend equivalents) under the 2006 Plan; and (d) Common Shares which are the subject of RSUs granted to the named individuals (together with related dividend equivalents) under the 2006 Plan. Under the terms of each of the ERP, the 1996 Plan, the 2003 Plan and the 2006 Plan, the named individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to stock units, DSUs or RSUs granted to the individual until settlement.

Distributions in respect of Common Shares represented by amounts credited to the benchmark Company Stock fund within the named individual’s bookkeeping account under the ERP are to be made in Common Shares. To the extent that Common Shares represented by amounts credited to the benchmark Company stock fund may be acquired by the named individuals within 60 days of November 26, 2008 (i.e., upon termination without the need to satisfy additional vesting requirements), the related “Common Share Equivalents” are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table. The vesting schedule associated with the interests of NEOs in retention awards granted under the ERP is discussed in the section captioned “Recent Developments — Approval of Retention Awards to NEOs” within the CD&A.

Each whole stock unit represents the right to receive one Common Share at the time described in the award agreement. Each dividend equivalent represents the right to receive additional stock units in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the date the individual ceases to be a director of the Company, with respect to the Common Share represented by the related stock unit. Stock units are 100% vested on the grant date. Distributions in respect of stock units held by directors are to be made in cash or Common Shares, as elected by the director. Mr. Baker has elected to receive cash in respect of his 1,452 stock units and, for this reason, these “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table. Mr. Donald and Ms. Mills have elected to receive Common Shares in respect of all of their respective stock units and, for this reason, these “Common Share Equivalents” are included in the figures in the “Total” column and in the computation of the “Percent of Class” figures in the table.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date, with respect to the Common Share represented by the related DSU. The DSUs will vest in accordance with the terms of each director’s award agreement subject to earlier vesting or forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested DSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days, following the earliest to occur of: (i) the individual’s cessation of service as a director of the Company; (ii) the individual’s death; (iii) the date the individual becomes totally disabled; or (iv) the fifth anniversary of the grant date. To the extent that the DSUs vest within 60 days of November 26, 2008, the “Common Share Equivalents” represented by the

DSUs are included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

Each whole RSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive a cash amount equal to the dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. The RSUs will vest in accordance with the terms of each individual’s award agreement, subject to earlier vesting or forfeiture in accordance with the terms of the award agreement. Subject to the terms of the 2006 Plan, vested RSUs will be settled in a lump sum as soon as administratively practicable, but not later than 90 days following, the earliest to occur of: (i) the individual’s death; (ii) the date the individual becomes totally disabled; or (iii) the vesting date. Given the vesting schedules with respect to the RSUs, the “Common Share Equivalents” represented by the RSUs are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(4)	The “Percent of Class” computation is based upon the sum of (a) 65,373,940 Common Shares outstanding on November 26, 2008, (b) the number of Common Shares, if any, attributable to the named individual’s or group’s “Common Share Equivalents” which may be settled in Common Shares within 60 days after November 26, 2008 as described in note (3) above and (c) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options and SARs which are currently exercisable or which will first become exercisable within 60 days after November 26, 2008.

(5)	Mr. Baker was elected to serve as President and Chief Operating Officer of the Company, effective October 1, 2008.

(6)	Represents the aggregate of: (a) 7,000 Common Shares held by Mr. Baker directly; and (b) 36,000 Common Shares which are the subject of a restricted stock grant made to him on October 1, 2008 as to which the restriction period will lapse with respect to one-third of the Common Shares on September 30, 2009, 2010 and 2011.

(7)	Represents the aggregate of: (a) 3,125 Common Shares which are the subject of DSUs granted to Mr. Baker in his capacity as a director of the Company on February 4, 2008, which will vest on January 21, 2010, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 16,600 Common Shares which are the subject of RSUs granted to Mr. Baker in his capacity as an executive officer on October 8, 2008 and will vest on September 30, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedules of the DSUs and the RSUs, the related 19,725 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(8)	Represents ownership of less than 1% of the outstanding Common Shares.

(9)	Represents the aggregate of: (a) 1,658 Common Shares subject to stock units held by Mr. Donald; and (b) 2,800 Common Shares which are the subject of DSUs granted to Mr. Donald on February 4, 2008, which will vest on January 22, 2009, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement.

(10)	Individual named in the Summary Compensation Table for 2008 Fiscal Year.

(11)	Represents the aggregate of: (a) 3,000 Common Shares held by Mr. Evans directly; (b) 5,600 Common Shares which are the subject of a restricted stock grant made to him on October 11, 2006 as to which the restriction period will lapse on October 11, 2009; (c) 6,000 Common Shares which are the subject of a restricted stock grant made to him on November 7, 2007 as to which the restriction period will lapse on November 7, 2010; and (d) 6,000 Common Shares which are the subject of a restricted stock grant made to him on October 8, 2008 as to which the restriction period will lapse on October 8, 2011.

(12)	Represents 36,483 Common Shares credited to the benchmark Company stock fund within Mr. Evans’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on October 8, 2008. Given the vesting schedule associated with Mr. Evans’ interest in the retention award, the related 36,483 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(13)	Represents 2,474 Common Shares which are the subject of DSUs granted to Mr. Flannery on February 4, 2008, which were 100% vested on the date of grant.

(14)	Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (36) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (36) below, (a) 21,505 Common Shares held directly by Mr. Hagedorn; (b) 33,100 Common Shares which are the subject of a restricted stock grant made to him on October 11, 2006 as to which the restriction period will lapse on October 11, 2009; (c) 33,100 Common Shares which are the subject of a restricted stock grant made to him on November 8, 2007 as to which the restriction period will lapse on November 8, 2010; (d) 27,620 Common Shares which are allocated to his account and held by the trustee under the RSP; and (e) 2,506 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

Mr. Hagedorn also owns 4.975 shares, or 0.05% of the outstanding shares, of Scotts Italia S.r.l., an indirect subsidiary of the Company. Mr. Hagedorn is a nominee shareholder to satisfy the two shareholder requirement for an Italian corporation. The remaining 94.525 shares of Scotts Italia S.r.l. are held by OM Scott International Investments, Ltd., an indirect subsidiary of the Company.

(15)	Represents 17,518 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP.

(16)	Represents 63,700 Common Shares which are the subject of RSUs granted to Mr. Hagedorn on October 8, 2008 and will vest on October 8, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule associated with the RSUs, the related 63,700 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(17)	Represents 2,604 Common Shares which are the subject of DSUs granted to Mr. Kelly on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 2,604 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(18)	Represents 3,125 Common Shares which are the subject of DSUs granted to Dr. Kohrt on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 3,125 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(19)	Ms. Littlefield is a general partner and the Chair of the Hagedorn Partnership and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (36) below for additional disclosures regarding the Hagedorn Partnership.

(20)	Represents 2,474 Common Shares which are the subject of DSUs granted to Ms. Littlefield on February 4, 2008, which were 100% vested on date of grant.

(21)	Represents the aggregate of: (a) 2,600 Common Shares held by Mr. Lopez directly; (b) 2,600 Common Shares which are the subject of a restricted stock grant made to him on October 11, 2006 as to which the restriction period will lapse on October 11, 2009; and (c) 3,000 Common Shares which are the subject of a restricted stock grant made to him on November 7, 2007 as to which the restriction period will lapse on November 7, 2010.

(22)	Represents the aggregate of: (a) 4,000 Common Shares which are the subject of RSUs granted to Mr. Lopez on October 8, 2008 and will vest on October 8, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement; and (b) 36,400 Common Shares which are the subject of RSUs granted to Mr. Lopez on November 4, 2008 and will vest on November 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedules of the RSUs, the related 40,400 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(23)	Represents the aggregate of: (a) 3,373 Common Shares subject to stock units held by Ms. Mills; and (b) 3,189 Common Shares which are the subject of DSUs granted to Ms. Mills on February 4, 2008, which were 100% vested on date of grant.

(24)	Represents 2,800 Common Shares which are the subject of DSUs granted to Ms. Mistretta on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the term of her award agreement. Given the vesting schedule of the DSUs, the related 2,800 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(25)	Represents the aggregate of: (a) 102,500 Common Shares held by Mr. Norton directly; and (b) 200 Common Shares owned by Mr. Norton’s spouse. Of those Common Shares held by Mr. Norton, 92,500 are pledged as security for a margin loan with a bank.

(26)	Represents 2,149 Common Shares which are the subject of DSUs granted to Mr. Norton on February 4, 2008, which were 100% vested on date of grant.

(27)	Represents the aggregate of: (a) 3,300 Common Shares which are the subject of a restricted stock grant made to him on October 11, 2006 as to which the restriction period will lapse on October 11, 2009; (b) 5,000 Common Shares which are the subject of a restricted stock grant made to him on November 7, 2007 as to which the restriction period will lapse on November 7, 2010; (c) 6,500 Common Shares which are the subject of a restricted stock grant made to Mr. Sanders on October 8, 2008 as to which the restriction period will lapse on October 8, 2011; and (d) 126 Common Shares held in a custodial account under the Discounted Stock Purchase Plan. The number shown does not include up to 30,000 performance shares that may be received by Mr. Sanders upon satisfaction of performance goals for the fiscal years ending September 30, 2009 and 2010. Each whole performance share represents the right to receive one full Common Share if the applicable performance goals are satisfied.

(28)	Represents 36,483 Common Shares credited to the benchmark Company stock fund within Mr. Sanders’ bookkeeping account under the ERP as a result of his election in respect of the retention award granted to him on October 8, 2008. Given the vesting schedule associated with Mr. Sanders’ interest in the retention award, the related 36,483 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(29)	Represents 2,929 Common Shares which are the subject of DSUs granted to Mrs. Shern on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of her award agreement. Given the vesting schedule of the DSUs, the related 2,929 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(30)	Represents 2,604 Common Shares which are the subject of DSUs granted to Mr. Shiely on February 4, 2008, which will vest on February 4, 2011, subject to earlier vesting or forfeiture in accordance with the terms of his award agreement. Given the vesting schedule of the DSUs, the related 2,604 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(31)	Represents the aggregate of: (a) 3,200 Common Shares held by Ms. Stump directly; (b) 4,900 Common Shares which are the subject of a restricted stock grant made to her on October 11, 2006 as to which the restriction period will lapse on October 11, 2009; (c) 4,900 Common Shares which are the subject of a restricted stock grant made to her on November 7, 2007 as to which the restriction period will lapse on November 7, 2010; and (d) 645 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(32)	Represents 386 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP.

(33)	Represents the aggregate of: (a) 5,000 Common Shares which are the subject of RSUs granted to Ms. Stump on October 8, 2008 and will vest on October 8, 2011, subject to earlier vesting or forfeiture in accordance with the terms of her award agreement; and (b) 36,483 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP as a result of her election in respect of the retention award granted to her on October 8, 2008. Given the vesting schedule of the RSUs and the vesting schedule associated with Ms. Stump’s interest in the retention award, the related 41,483 “Common Share Equivalents” are not included in the figures in the “Total” column or in the computation of the “Percent of Class” figures in the table.

(34)	See notes (6), (11), (14), (19), (21), (25), (27) and (31) above and note (36) below.

(35)	See notes (7), (12), (16) through (18), (22), (24), (28) through (30) and (33) above.

(36)	The Hagedorn Partnership is the record owner of 20,548,977 Common Shares. Of those Common Shares, 6,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company which are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(37)	All information presented in this table regarding Morgan Stanley and its affiliated institutional investment managers, other than the “Percent of Class” figure, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2008 (the “Morgan Stanley Form 13F”), filed by Morgan Stanley with the SEC on November 14, 2008.

(38)	In the Morgan Stanley Form 13F, Morgan Stanley reported the following: (a) Morgan Stanley & Co. Incorporated had shared investment discretion and sole voting authority with respect to 73,073 Common Shares and shared investment discretion and shared voting authority with respect to 1,600 Common Shares; (b) Morgan Stanley Capital Services Inc. had shared investment discretion and sole voting authority with respect to 210,441 Common Shares; (c) Morgan Stanley Investment Management Inc. had shared investment discretion and sole voting authority with respect to 3,377,768 Common Shares and shared investment discretion and no voting authority with respect to 580,795 Common Shares; and (e) Morgan Stanley Investment Management Limited had shared investment discretion and sole voting authority with respect to 2,262,329 Common Shares and shared investment discretion and no voting authority with respect to 896,372 Common Shares.

(39)	All information presented in this table regarding EARNEST Partners, LLC (“EARNEST”), other than the “Percent of Class” figure, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2008 (the “EARNEST Form 13F”), filed by EARNEST with the SEC on November 10, 2008.

(40)	In the EARNEST Form 13F, EARNEST reported sole investment discretion with respect to 4,347,210 Common Shares, sole voting authority with respect to 1,779,992 Common Shares, shared voting authority with respect to 1,203,438 Common Shares and no voting authority with respect to 1,363,780 Common Shares.

(41)	All information presented in this table regarding M&G Investment Funds 1 (“M&G Investment Funds”), other than the “Percent of Class” figures, was derived from the Schedule 13G, dated November 6, 2008 (the “M&G Investment Funds 13G”), filed by M&G Investment Funds with the SEC on November 6, 2008 to report beneficial ownership of the Common Shares as of October 24, 2008.

(42)	In the M&G Investment Funds Schedule 13G, M&G Investment Funds reported shared voting and dispositive power with respect to all of the 3,353,004 Common Shares reported.

PROPOSAL NUMBER 2

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2004 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2008, and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2008. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2009. Although it is not required to do so, the Board of Directors has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification of its action as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009, is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “AGAINST”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Company’s auditors for the fiscal year ending September 30, 2010. Even if the selection of Deloitte is ratified by the shareholders, the Audit Committee, in its discretion, could decided to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Report of the Audit Committee for the 2008 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com and is available in print to any shareholder who requests it from the Corporate Secretary of the Company. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Deloitte was appointed to serve as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and its subsidiaries, for the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the Company’s internal control over financial reporting and for reviewing the

Company’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

In discharging its oversight responsibilities, the Audit Committee regularly met with management of the Company, Deloitte and the Company’s internal auditors. The Audit Committee often met with each of these groups in executive sessions. Throughout the relevant period, the Audit Committee had full access to management, Deloitte and the internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by the Company’s internal auditors;

•	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and the Company’s internal auditors regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from Deloitte regarding the Company’s internal control over financial reporting;

•	reviewed the audit plan and scope of the audit with Deloitte and discussed with Deloitte the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended;

•	reviewed and discussed with management and Deloitte the Company’s consolidated financial statements for the 2008 fiscal year;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of the Company and its subsidiaries;

•	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence;

•	reviewed all audit and non-audit services performed for the Company and its subsidiaries by Deloitte and considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence from the Company and its subsidiaries;

•	received reports from management with respect to the Company’s policies, processes and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics; and

•	reviewed the Company’s progress on its enterprise risk management assessment.

Management’s Representation and Audit Committee Recommendation

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2008, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte.

Based on its discussions with management and Deloitte and its review of Deloitte’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K (as amended by Form 10-K/A (Amendment No. 1)) for the fiscal year ended September 30, 2008 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Stephanie M. Shern, Chair
Thomas N. Kelly Jr.
Karen G. Mills
John S. Shiely

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte for the 2008 fiscal year and the 2007 fiscal year were approximately $3,020,000 and $3,100,000, respectively. These amounts include fees for professional services rendered by Deloitte in connection with (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte for the 2008 fiscal year and the 2007 fiscal year were approximately $600,000 and $422,000, respectively. The fees under this category relate to (1) internal control review projects, (2) audits of employee benefit plans, (3) Section 404 of the Sarbanes-Oxley Act of 2002 readiness assistance and (4) due diligence services related to acquisitions.

Tax Fees

The aggregate fees for tax services rendered by Deloitte for the 2008 fiscal year and the 2007 fiscal year were approximately $25,000 and $245,000, respectively. Tax fees relate to tax compliance and advisory services and assistance with tax audits.

All Other Fees

No other services were rendered by Deloitte for the 2008 fiscal year or the 2007 fiscal year.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees” or “Tax Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, both audit and non-audit, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.	Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.	Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.	Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.	Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.	Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.	Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.	Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.	Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.	Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or group of related services, provided by the independent registered public accounting firm to the Company, and any fees associated therewith.

•	A listing of newly pre-approved services since the Audit Committee’s last regularly scheduled meeting.

•	An updated projection for the current fiscal year, presented in a manner consistent with required proxy disclosure requirements, of the estimated fees to be paid to the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective as of October 1, 2008, Scotts LLC entered into a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with each of James Hagedorn, the Chief Executive Officer and Chairman of the Board of the Company, and Mark R. Baker, the President and Chief Operating Officer of the Company. Each agreement permits the applicable executive officer to purchase a maximum number of flight hours on Company-owned aircraft for personal use at the Company’s incremental direct operating cost per flight hour.

Under the terms of his agreement, Mr. Hagedorn has the option to purchase from the Company up to 100 Falcon-equivalent aircraft hours (including ferry hours). The maximum total dollar value of the transaction, assuming Mr. Hagedorn exercises his option with respect to all 100 Falcon-equivalent hours, would be approximately $340,000. Under the terms of his agreement, Mr. Baker has the option to purchase from the Company up to 50 aircraft hours. The maximum total dollar value of the transaction, assuming Mr. Baker exercises his option with respect to all 50 hours, would be approximately $170,000.

The terms of the agreements are governed by the rules of the Federal Aviation Administration (the “FAA”). Under the terms of the agreements, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft naming each executive as an additional insured.

Nancy G. Mistretta, a member of the Board of Directors, is employed by Russell Reynolds Associates, a firm used by the Company and its subsidiaries for executive employment searches. Ms. Mistretta is not involved directly or indirectly in a supervisory role with respect to the services provided for the Company’s or its subsidiaries’ accounts but may be deemed to have an indirect interest in the arrangements between the Company and its subsidiaries and Russell Reynolds Associates given her position as a member of Russell Reynolds Associates. During the 2008 fiscal year, Scotts LLC paid approximately $254,000 in fees to Russell Reynolds Associates.

Policies and Procedures with Respect to Related Person Transactions

On November 8, 2007, the Board of Directors adopted a written Related Person Transaction Policy (as amended on November 5, 2008, the “Related Person Policy”) to assist the Board of Directors in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”) and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Board of Directors’ Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or one of its subsidiaries is a participant and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance and Nominating Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the analysis and the Chair’s recommendation regarding the Related Person Transaction are presented to the Governance and Nominating Committee for consideration at its next regularly scheduled meeting. If advanced approval of a Related Person Transaction by the Governance and Nominating Committee is not feasible, then the Related Person Transaction is to be considered, and if the Governance and Nominating Committee determines it to be appropriate, ratified, at the Governance and Nominating Committee’s next regularly scheduled meeting. In addition, the Chair of the Governance and Nominating Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1 million.

In reviewing a Related Person Transaction for approval or ratification, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Governance and Nominating Committee.

The Governance and Nominating Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Governance and Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Further, on at least an annual basis, the Governance and Nominating Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being compiled with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•	executive officer compensation arrangements, provided that (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, and the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “named executive officer,” and the Compensation Committee approved the compensation.

•	director compensation arrangements approved by the Board of Directors, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•	transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), director or less than 10% owner of the other company, if the aggregate amount is less than $1 million or 2% of the other company’s total annual revenues;

•	charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or director, if the aggregate amount is less than $1 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of the Common Shares and all shareholders receive a proportional benefit (e.g. dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Governance and Nominating Committee reviewed each of the Related Person Transactions discussed above, and after considering all of their relevant facts and circumstances, approved or ratified them for the 2008 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares, to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their transactions during the Company’s 2008 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during the Company’s 2008 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10 percent of the Company’s outstanding Common Shares were complied with during the Company’s 2008 fiscal year.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than August 24, 2009, to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2010 Annual Meeting. The Company will not be required to include in its form of proxy, notice of meeting or proxy statement a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2010 Annual Meeting of Shareholders without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by November 7, 2009, or if the Company meets other requirements of the applicable SEC Rules, the proxies solicited by the Board of Directors for use at the 2010 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2010 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2010 Annual Meeting of Shareholders is currently scheduled to be held on January 21, 2010.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2008 fiscal year are included in the Company’s 2008 Annual Report, which is being delivered with this Proxy Statement. Additional copies of the Company’s 2008 Annual Report and the Company’s Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), for the 2008 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2008 fiscal year is also available on the Company’s Internet website located at http://investor.scotts.com and is on file with the SEC, Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports and, when appropriate, Notices of Internet Availability of Proxy Materials, electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless you revoke it by accessing the website www.proxyvote.com. Please enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders and proxy statements) to households. This method of delivery, often referred to as “householding,” permits the Company to send a single annual report to shareholders and/or a single proxy statement to multiple registered shareholders who share an address. The householding process may also be used for the delivery of Notices of Internet Availability of Proxy Materials, when applicable. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card.

Only one copy of the Company’s Proxy Statement for the 2009 Annual Meeting and one copy of the Company’s 2008 Annual Report are being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address. The Company will promptly deliver, upon written or oral request, a separate copy of the Company’s Proxy Statement for the 2009 Annual Meeting and the Company’s 2008 Annual Report to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to (A) request additional copies of the Company’s Proxy Statement for the 2009 Annual Meeting and the Company’s 2008 Annual Report or (B) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Company’s Proxy Statement for the 2009 Annual Meeting or the Company’s 2008 Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

James Hagedorn
Chief Executive Officer and
Chairman of the Board

The Scotts Miracle-Gro Company

2009 Annual Meeting of Shareholders

The Berger Learning Center
14111 Scottslawn Road
Marysville, Ohio 43041
Telephone: 937-644-0011
Fax: 937-644-7568

January 22, 2009 at 8:30 a.m., Eastern Time

Directions

From Port Columbus to The Scotts Miracle-Gro Company World Headquarters, The Berger Learning Center:

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) and continue approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over the highway. The Scotts Miracle-Gro Company World Headquarters — Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.

THSCO1 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY

Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
(Your Board recommends that you vote for all nominees)	☐	☐	☐	______________

   Nominees:

   01) Thomas N. Kelly Jr.
   02) Carl F. Kohrt, Ph.D.
   03) John S. Shiely

Vote on Shareholder Ratification of Selection of Independent Registered Public Accounting Firm

(Your Board recommends that you vote for the following proposal)	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2009.	☐	☐	☐

The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name appears hereon.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually. (Please note any change of address on this proxy card.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m.. Eastern Time, on January 21, 2009. Have your THE SCOTTS MIRACLE-GRO COMPANYproxy card in hand when you access the website and follow the instructions to THE SCOTTS MIRACLE-GRO COMPANY•obatin your records and to create an electronic votingi instruction form. 14111 SCOnSLAWN ROAD MARYSVILLE, OH 43041electronic delivery of future shareholder communications If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, Notices of Internet Availability of Proxy Materials and annual reports to shareholders electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in fulure years. VOTE BY PHONE -1 -800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on January 21, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717. Page: 1 of 2 Time Stamp: Fri Dec 19, 2008 at 01:55:11 PM Site: BCD Job: BCO34071_BCO9_3 User Name: fbconfax Machine Name: FBCOBF100

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company to be held on Thursday. January 22. 2009: The Scotts Miracle-Gro Company’s Proxy Statement, a sample of the form of proxy card sent or given to shareholders by the Company and the Company’s 2008 Annual Report, are available on the Company’s Internet website located at http://investor.scotts.com.Our Investor Relations telephone number is (937) 644-0011 should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person. Directions to our corporate offices can also be found on the outside back cover page of the Company’s Proxy Statement.THSCO2THE SCOTTS MIRACLE-GRO COMPANY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 2009The holder(s) of common shares of The Scotts Miracle-Gro Company (the “Company”) identified on this proxy card hereby appoint(s) James Hagedorn and Vincent C. Brockman, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 22, 2009, at 8:30 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.Where a choice is indicated, the common shares represented by this proxy card, when properly executed, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted “FOR” the election of the nominees listed in Proposal Number 1 as directors of the Company and “FOR” the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 2. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 22, 2009 Annual Meeting, as well as the Company’s 2008 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.(This proxy card continues and must be signed and dated on the reverse side.)Page: 2 of 2 Time Stamp: Fri Dec 19, 2008 at 01:55:11 PM Site: BCD Job: BCO34071_BCO9_3 User Name: fbconfax Machine Name: FBCOBF100